DRAFT - 9/15/93
                                                8282e/8283e
                                                (0191L/0192L)

                      PATHMARK STORES, INC.,
                                         Issuer,

                               and

          NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION,
                                         Trustee

                            INDENTURE

                   Dated as of October 26, 1993

            Junior Subordinated Deferred Coupon Notes

                             due 2003

        Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of October 26, 1993*

Trust Indenture                                        Indenture
  Act Section                                           Section

Sec. 310(a)(1)           .............................      608
        (a)(2)           .............................      608
        (b)              .............................      607, 609
Sec. 312(c)              .............................      701
Sec. 314(a)              .............................      703
        (a)(4)           .............................      1018
        (c)(1)           .............................      103
        (c)(2)           .............................      103
        (e)              .............................      103
Sec. 315(b)              .............................      601
Sec. 316(a)(last
        sentence)        .............................      101 ("Out-
                                                                standing")
        (a)(1)(A)        .............................      502, 512
        (a)(1)(B)        .............................      513
        (b)              .............................      508
        (c)              .............................      105
Sec. 317(a)(1)           .............................      503
        (a)(2)           .............................      504
Sec. 318(a)              .............................      108

* This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

                        TABLE OF CONTENTS

                                                          PAGE

                           ARTICLE ONE

               Definitions and Other Provisions of
                       General Application

Section 101.  Definitions ............................      1
              Accreted Amount.........................      2
              Acquired Indebtedness ..................      2
              Acquisition ............................      2
              Affiliate ..............................      3
              Applicable Premium......................      3
              Average Life to Stated Maturity ........      3
              Bank Credit Agreement ..................      3
              Board of Directors .....................      4
              Board Resolution .......................      4
              Business Day ...........................      4
              Capital Lease Obligation ...............      4
              Capital Stock ..........................      4
              Change in Control ......................      4
              Chefmark ...............................      4
              Commission .............................      4
              Company ................................      5
              Company Request or Company Order .......      5
              Consolidated Adjusted Net Income (Loss).      5
              Consolidated Assets ....................      6
              Consolidated Capital Expenditures ......      6
              Consolidated Fixed Charge
                Coverage Ratio .......................      6
              Consolidated Interest Expense ..........      6
              Consolidated Non-cash Charges ..........      6
              Consolidated Tax Expense ...............      7
              Corporate Trust Office .................      7
              Corporation ............................      7
              Day Count Fraction......................      7
              Default ................................      7
              Equitable Investors ....................      7
              Event of Default .......................      7
              Exchange Act ...........................      7
              Existing Assets ........................      7
              Fair Market Value ......................      7

    Note: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                                                          PAGE

              Federal Bankruptcy Code ................      8
              Generally Accepted Accounting
                Principles or GAAP ...................      8
              Guaranteed Debt ........................      8
              Holder .................................      8
              Holdings ...............................      8
              Holdings Intercompany Notes.............      8
              Holdings Preferred Stock ...............      9
              Indebtedness ...........................      9
              Indenture ..............................     10
              Intercompany Agreement .................     10
              Interest Payment Date ..................     10
              Interest Rate Hedge Arrangement ........     10
              Investments ............................     10
              Lien ...................................     10
              Logistical Services Agreement ..........     10
              Majority-owned Subsidiary ..............     11
              Management Investors ...................     11
              Material Subsidiary ....................     11
              Maturity ...............................     11
              ML Funds ...............................     11
              Newco...................................     11
              Officers' Certificate ..................     12
              Opinion of Counsel .....................     12
              Outstanding ............................     12
              Pari Passu Indebtedness ................     13
              Paying Agent ...........................     13
              Permitted Holders ......................     13
              Permitted Indebtedness .................     13
              Permitted Investment ...................     15
              Permitted Payment ......................     15
              Person .................................     16
              Plainbridge ............................     16
              Predecessor Security ...................     16
              Preferred Stock ........................     16
              Purchase Money Mortgages ...............     16
              Qualified Capital Stock ................     16
              Recapitalization .......................     16
              Redeemable Capital Stock ...............     16
              Redemption Date ........................     17
              Redemption Price .......................     17
              Regular Record Date ....................     17
              Representative .........................     17
              Responsible Officer ....................     17
              Restricted Payments ....................     17

                                                          PAGE

              Security and Securities ................     17
              Senior Indebtedness ....................     17
              Senior Subordinated Notes...............     18
              SMG-II .................................     18
              Special Record Date ....................     18
              Specified Senior Indebtedness ..........     18
              Spin-Off Agreements ....................     19
              Spin-Off ...............................     19
              Stated Maturity ........................     19
              Subordinated Debentures ................     19
              Subordinated Indebtedness ..............     19
              Subordinated Notes .....................     20
              Subsidiary .............................     20
              Tax Sharing Agreement ..................     20
              Temporary Cash Investment ..............     20
              Treasury Rate ..........................     20
              Trust Indenture Act ....................     21
              Trustee ................................     21
              Unrestricted Subsidiary ................     21
              Unrestricted Subsidiary Indebtedness ...     22
              Voting Stock ...........................     22
Section 102.  Other Definitions ......................     22
Section 103.  Compliance Certificates and Opinions ...     23
Section 104.  Form of Documents Delivered to Trustee .     23
Section 105.  Acts of Holders ........................     24
Section 106.  Notices, etc., to Trustee
                and Company ..........................     25
Section 107.  Notice to Holders; Waiver ..............     26
Section 108.  Conflict of any Provision of
                Indenture with Trust Indenture Act ...     27
Section 109.  Effect of Headings and Table of
                Contents .............................     27
Section 110.  Successors and Assigns .................     27
Section 111.  Separability Clause ....................     27
Section 112.  Benefits of Indenture ..................     27
Section 113.  Governing Law ..........................     27
Section 114.  Legal Holidays .........................     28
Section 115.  No Recourse Against Others .............     28

                                                          PAGE

                           ARTICLE TWO

                          Security Forms

Section 201.  Forms Generally ........................     28
Section 202.  Form of Face of Security ...............     29
Section 203.  Form of Reverse of Security ............     31
Section 204.  Form of Trustee's Certificate of
                Authentication .......................     36

                          ARTICLE THREE

                          The Securities

Section 301.  Title and Terms ........................     36
Section 302.  Denominations ..........................     37
Section 303.  Execution, Authentication, Delivery and
                Dating ...............................     37
Section 304.  Temporary Securities ...................     39
Section 305.  Registration, Registration of Transfer
                and Exchange .........................     39
Section 306.  Mutilated, Destroyed, Lost and Stolen
                Securities ...........................     40
Section 307.  Payment of Interest; Interest Rights
                Preserved ............................     41
Section 308.  Persons Deemed Owners ..................     43
Section 309.  Cancellation ...........................     43
Section 310.  Computation of Interest ................     43

                           ARTICLE FOUR

                    Satisfaction and Discharge

Section 401.  Satisfaction and Discharge
                of Indenture .........................     44
Section 402.  Application of Trust Money .............     45

                                                          PAGE

                           ARTICLE FIVE

                             Remedies

Section 501.  Events of Default ......................     46
Section 502.  Acceleration of Maturity; Rescission ...     48
Section 503.  Collection of Indebtedness and Suits
                for Enforcement by Trustee ...........     49
Section 504.  Trustee May File Proofs of Claim .......     50
Section 505.  Trustee May Enforce Claims Without
                Possession of Securities .............     51
Section 506.  Application of Money Collected .........     51
Section 507.  Limitation on Suits ....................     52
Section 508.  Unconditional Right of Holders to
                Receive Principal, Premium and
                Interest .............................     53
Section 509.  Restoration of Rights and Remedies .....     53
Section 510.  Rights and Remedies Cumulative .........     53
Section 511.  Delay or Omission Not Waiver ...........     53
Section 512.  Control by Holders .....................     54
Section 513.  Waiver of Past Defaults ................     54
Section 514.  Undertaking for Costs ..................     54
Section 515.  Waiver of Stay, Extension or
                Usury Laws ...........................     55
Section 516.  Unconditional Right of Holders
                to Institute Certain Suits ...........     55

                           ARTICLE SIX

                           The Trustee

Section 601.  Notice of Defaults .....................     56
Section 602.  Certain Rights of Trustee ..............     56
Section 603.  Not Responsible for Recitals or
                Issuance of Securities ...............     59
Section 604.  Trustee and Agents May Hold
                Securities; Collections; etc. ........     59
Section 605.  Money Held in Trust ....................     59
Section 606.  Compensation and Reimbursement .........     60
Section 607.  Conflicting Interests ..................     61
Section 608.  Corporate Trustee Required;
                Eligibility ..........................     61
Section 609.  Resignation and Removal; Appointment
                of Successor .........................     62

                                                          PAGE

Section 610.  Acceptance of Appointment by
                Successor ............................     64
Section 611.  Merger, Conversion, Consolidation or
                Succession to Business ...............     64
Section 612.  Preferential Collection of Claims
                Against Company ......................     65

                          ARTICLE SEVEN

                  Holders' Lists and Reports by
                       Trustee and Company

Section 701.  Disclosure of Names and Addresses
                of Holders ...........................     65
Section 702.  Reports by Trustee .....................     65
Section 703.  Reports by Company .....................     66

                          ARTICLE EIGHT

                Consolidation, Merger, Conveyance,
                        Transfer or Lease

Section 801.  Company May Consolidate, etc.,
                Only on Certain Terms ................     67
Section 802.  Successor Substituted ..................     68

                           ARTICLE NINE

                     Supplemental Indentures

Section 901.  Supplemental Indentures
                without Consent of Holders ...........     68
Section 902.  Supplemental Indentures
                with Consent of Holders ..............     69
Section 903.  Execution of Supplemental Indentures ...     70
Section 904.  Effect of Supplemental Indentures ......     71
Section 905.  Conformity with Trust Indenture Act ....     71
Section 906.  Reference in Securities to Supplemental
                Indentures ...........................     71
Section 907.  Effect on Senior Indebtedness ..........     71

                                                          PAGE

                           ARTICLE TEN

                            Covenants

Section 1001. Payment of Principal, Premium and
                Interest .............................     71
Section 1002. Maintenance of Office or Agency ........     72
Section 1003. Money for Security Payments to Be
                Held in Trust ........................     72
Section 1004. Corporate Existence ....................     74
Section 1005. Payment of Taxes and Other Claims ......     74
Section 1006. Maintenance of Properties ..............     75
Section 1007. Limitation on Indebtedness .............     75
Section 1008. Limitation on Restricted Payments ......     76
Section 1009. Limitation on Transactions with
                Affiliates ...........................     81
Section 1010. Limitation on Liens ....................     82
Section 1011. Purchase of Securities Upon
                Change in Control ....... ............     83
Section 1012. Restrictions on Preferred Stock of
                Subsidiaries .........................     87
Section 1013. Limitations on Issuances of Guarantees
                of Indebtedness ......................     87
Section 1014. Restriction on Transfer of Assets ......     88
Section 1015. Limitation on Dividends and Other
                Payment Restrictions Affecting
                Subsidiaries .........................     88
Section 1016. Limitation on Unrestricted
                Subsidiaries .........................     89
Section 1017. Statement as to Compliance; Notice of
                Default; Provision of Financial
                Statements ...........................     89
Section 1018. Waiver of Certain Covenants ............     90
Section 1019. Calculation of Original Issue
                Discount; Certain Information
                Concerning Tax Reporting .............     91

                                                          PAGE

                          ARTICLE ELEVEN

                     Redemption of Securities

Section 1101. Right of Redemption ....................     91
Section 1102. Applicability of Article ...............     92
Section 1103. Election to Redeem; Notice to Trustee ..     92
Section 1104. Selection by Trustee of Securities to
                Be Redeemed ..........................     92
Section 1105. Notice of Redemption ...................     92
Section 1106. Deposit of Redemption Price ............     94
Section 1107. Securities Payable on Redemption Date ..     94
Section 1108. Securities Redeemed in Part ............     94

                          ARTICLE TWELVE

                     [Intentionally Omitted]

                         ARTICLE THIRTEEN

                   Subordination of Securities

Section 1301. Securities Subordinate to Senior
                Indebtedness .........................     95
Section 1302. Payment Over of Proceeds Upon
                Dissolution, etc. ....................     95
Section 1303. No Payment When Specified Senior
                Indebtedness in Default ..............     98
Section 1304. Payment Permitted if No Default ........     99
Section 1305. Subrogation to Rights of Holders
                of Senior Indebtedness ...............     99
Section 1306. Provisions Solely to Define
                Relative Rights ......................    100
Section 1307. Trustee to Effectuate Subordination ....    100
Section 1308. No Waiver of Subordination Provisions ..    100
Section 1309. Notice to Trustee ......................    101
Section 1310. Reliance on Judicial Order or
                Certificate of Liquidating Agent .....    102
Section 1311. Rights of Trustee as a Holder of Senior
                Indebtedness; Preservation of
                Trustee's Rights .....................    102
Section 1312. Article Applicable to Paying Agents ....    103
Section 1313. Rescission .............................    103
Section 1314. Application by Trustee of Assets
                Deposited With It ....................    103
Section 1315. Trustee's Relation to Senior
                Indebtedness .........................    103

                                                          PAGE

                         ARTICLE FOURTEEN

                Defeasance and Covenant Defeasance

Section 1401. Option to Effect Defeasance
                or Covenant Defeasance ...............    104
Section 1402. Defeasance and Discharge ...............    104
Section 1403. Covenant Defeasance.....................    105
Section 1404. Conditions to Defeasance or
                Covenant Defeasance ..................    105
Section 1405. Deposited Money and U.S. Government
                Obligations to Be Held in Trust;
                Other Miscellaneous Provisions .......    108
Section 1406. Reinstatement ..........................    109

TESTIMONIUM...........................................    110
SIGNATURES AND SEALS..................................    110
ACKNOWLEDGMENTS
EXISTING INDEBTEDNESS..............................SCHEDULE I
FORM OF INTERCOMPANY AGREEMENT.....................APPENDIX A
FORM OF HOLDINGS INTERCOMPANY NOTE...............APPENDIX B-1
FORM OF HOLDINGS INTERCOMPANY NOTE...............APPENDIX B-2

         INDENTURE, dated as of October 26, 1993, between PATHMARK STORES, INC., a Delaware corporation (hereinafter called the "Company"), and NATIONSBANK of Georgia, National Association, a national banking association, trustee (hereinafter called the "Trustee").

                     RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of its Junior Subordinated Deferred Coupon Notes due 2003 (hereinafter called the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture;

         This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust
Indenture Act;

         All acts and things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid, binding and legal obligations of the Company, and to make this Indenture a valid agreement of the Company in accordance with its terms.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                           ARTICLE ONE

     DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         Section 101.  Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States as of the date hereof; and

         (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         Certain terms, used principally in Articles Five, Six, Ten, Thirteen and Fourteen are defined in those Articles.

         "Accreted Amount" means (i) as of any date of determination prior to November 1, 1999, the sum of (a) the initial offering price of each Security and (b) the portion of the excess of the principal amount of each Security over such initial offering price which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semiannually on each May 1 and November 1 at the rate of 10 3/4% per annum from the date of issuance of the Securities through the date of determination computed on the basis of a 360-day year of twelve 30-day months and an amortization period ending on November 1, 1999 and (ii) as of any date of determination on or after Novvember 1, 1999, the principal amount at final Maturity of such Security.

         "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be.

         "Acquisition" means the acquisition of the Company by Holdings completed in October 1987 pursuant to the Agreement and Plan of Merger dated as of April 22, 1987 among Holdings, SMG
Acquisition Corporation and the Company, as amended.

         "Affiliate" means, with respect to any specified Person,
(i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) for purposes of Section l009 only, any other Person that owns, directly or indirectly, 10% or more of such Person's Capital Stock or any officer or director of any such Person or other Person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Premium" means with respect to any Security to be redeemed the greater of (i) 1.0% of the then outstanding Accreted Amount of such Security and (ii) (a) the sum of the present values, discounted for all full semiannual periods at a discount rate equal to one-half multiplied by the Treasury Rate plus 125 basis points (provided, however, that the discount rate for the period from the Redemption Date to the next Interest Payment Date shall equal the result of multiplying the Treasury Rate plus 125 basis points by the Day Count Fraction), of (I) the remaining payments of [cash] interest on such Security and
(II) the payment of the principal amount that, but for such redemption, would have been payable on such Securities at Final Maturity, minus (b) the then outstanding Accreted Amount of such Security, minus (c) accrued and unpaid interest paid on the Redemption Date.

         "Average Life to Stated Maturity" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

         "Bank Credit Agreement" means the Credit Agreement dated as of the date hereof among the Company and the lenders thereunder and Bankers Trust Company, as agent, as in effect on the date hereof, and as such agreement may be amended, renewed, extended, supplemented or otherwise modified from time to time, and any agreement or successive agreements governing Indebtedness incurred to refund, refinance, restructure or replace the Indebtedness and commitments then outstanding or permitted to be outstanding under such Credit Agreement or other agreement.

         "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday,
Thursday and Friday that is not a day on which banking institutions in The City of New York, Atlanta, Georgia or the
State of Delaware are authorized or obligated by law, regulation or executive order to close.

         "Capital Lease Obligation" of any Person means any obligations of such Person and its Subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

         "Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the date hereof.

         "Change in Control" means an event as a result of which:
(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than Permitted Holders is or becomes the "beneficial owner" (as defined in Rules 13d-3 and l3d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company and (ii) such person succeeds in having its nominees constitute a majority of the Company's Board of Directors.

         "Chefmark" means Chefmark, Inc., a corporation incorporated under the laws of the State of Delaware, and any successor thereto.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 3l0 through 317 as they are applicable to the Company, the term "Company" shall include any other obligor with respect to the Securities for the purposes of complying with such provisions.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President or a Vice President and
(ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

         "Consolidated Adjusted Net Income (Loss)" of the Company means, for any period, the consolidated net income (loss) of the Company and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding (i) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), as the case may be, (ii) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset sales, (iii) any depreciation and amortization expense incurred by the Company and its consolidated Subsidiaries from the date of the Acquisition to the date of determination resulting from (a) any write-up in the book value of any assets due to the Acquisition and (b) any goodwill due to the Acquisition (including any write-off or accelerated amortization of goodwill), (iv) any expenses incurred in connection with the Acquisition and the financing thereof and the Recapitalization, (v) any expenses relating to the incurrence or refinancing of Indebtedness, (vi) the net income (or loss) of any Person (including any Unrestricted Subsidiary and excluding the Company or a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Subsidiaries by such other Person during such period, (vii) net income (or net loss) of any Person combined with the Company or any of its Subsidiaries in a "pooling of interests" basis attributable to any period prior to the date of combination and (viii) non-cash charges of the Company and its Subsidiaries resulting from the application of Statement of

Financial Accounting Standards No. 106 ("SFAS 106") to the extent such charges exceed the cash payments for benefits covered by SFAS 106 for the relevant period.

         "Consolidated Assets" means the net book value of the Existing Assets shown on the balance sheet of the Company, as determined in accordance with GAAP consistently applied, as of the last day of the Company's last fiscal quarter prior to the date hereof.

         "Consolidated Capital Expenditures" means cash capital expenditures reflected in the consolidated statement of cash flows of the Company and Capital Lease Obligations that are on the consolidated balance sheet of the Company and its Subsidiaries, in each case in conformity with GAAP.

         "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of (i) the sum of Consolidated Adjusted Net Income, Consolidated Interest Expense, Consolidated Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Adjusted Net Income, in each case, for such period, of the Company and its Subsidiaries on a consolidated basis, all determined in accordance with GAAP, to
(ii) the sum of such Consolidated Interest Expense for such period; provided that, in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period; provided, further, that in making any calculation prior to the first anniversary date of the Recapitalization, the Recapitalization shall be deemed to have taken place on the first day of such period.

         "Consolidated Interest Expense" means, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of earnings of the Company and its Subsidiaries for such period minus the aggregate amount for such period of interest imputed on future liabilities of the Company and its Subsidiaries, other than Indebtedness, recorded at present value. Consolidated Interest Expense shall include accruals in respect of Interest Rate Hedge Arrangements (but shall exclude any such accruals in the nature of amortization of front-end fees or other similar payments).

         "Consolidated Non-cash Charges" of the Company means, for any period, the aggregate depreciation, amortization and other non-cash charges of the Company and its consolidated Subsidiaries for such period, as determined in accordance with

GAAP (excluding any such non-cash charge which requires an accrual of or reserve for cash charges for any future period).

         "Consolidated Tax Expense" of the Company means, for any period, as applied to the Company, the provision for federal, state, local and foreign income taxes of the Company and its consolidated Subsidiaries for such period as determined in accordance with GAAP.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 600 Peachtree Street, Suite 900, Atlanta, Georgia 30308.

         "Corporation" includes corporations, associations, partnerships, companies and business trusts.

         "Day Count Fraction" means the number of days from the Redemption Date to (but excluding) the next scheduled Interest
Payment Date divided by 360 (which assumes a 360-day year composed of twelve 30-day months).

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Equitable Investors" means The Equitable Life Assurance
Society of the United States and any of its Affiliates that beneficially own, directly or indirectly, shares of Capital Stock of SMG-II, Holdings, Newco or the Company.

         "Event of Default" has the meaning specified in Article
Five.

         "Exchange Act" means the Securities Exchange Act of
1934, as amended.

         "Existing Assets" means the assets and other property held by the Company (and not its subsidiaries) as of the last day of the Company's last fiscal quarter prior to the date hereof, adjusted by excluding any assets and other property transferred to Newco in the Spin-Off, plus any assets held by the Company (and not its subsidiaries) irrevocably designated from time to time by the Company as Existing Assets.

         "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

         "Federal Bankruptcy Code" means the Bankruptcy Act of
Title 11 of the United States Code, as amended from time to time.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect from time to time; provided, however, that with respect to the obligations of any Person under Articles Eight and Ten and the definitions applicable thereto, "GAAP" means generally accepted accounting principles in the United States as in effect on the date hereof.

         "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained in this Section 101 guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) other than with respect to the Logistical Services Agreement or any Spin-Off Agreement, to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) other than with respect to the Logistical Services Agreement or any Spin-Off Agreement, to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services to be acquired by such debtor irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or any obligation or liability of such Person in respect of leasehold interests assigned by such Person to any other Person.

         "Holder" means a Person in whose name a Security is registered in the Security Register.

         "Holdings" means Supermarkets General Holdings
Corporation, a Delaware corporation, and any successor thereto.

         "Holdings Intercompany Notes" means the 11-5/8% subordinated note and the 12-5/8% subordinated debenture each issued by the Company to Holdings in the forms attached hereto as Appendix B and in aggregate principal amount not in excess of the principal amounts outstanding on the date hereof.

         "Holdings Preferred Stock" means Holdings' Cumulative Exchangeable Redeemable Preferred Stock, par value $.01 per share, having a liquidation preference of $25 per share and maturing on December 31, 2007, that is outstanding on the date hereof.

         "Indebtedness" means with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables, import letters of credit and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any standby letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (iv) all Capital Lease Obligations of such Person, (v) all Indebtedness referred to in (but not excluded from) clause (i), (ii), (iii) or (iv) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vi) all Guaranteed Debt of such Person, (vii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends and (viii) all obligations under interest rate hedge contracts of such Person. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

         "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Intercompany Agreement" means the agreement in the form attached hereto as Appendix A, as amended or modified in accordance with the terms of this Indenture.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

         "Interest Rate Hedge Arrangement" means any rate swap transaction under a rate swap agreement to which the Company is a party or beneficiary, or becomes a party or beneficiary, and any interest rate protection agreement, interest rate future, interest rate option or other interest rate hedge arrangement to or under which the Company is a party or a beneficiary, or becomes a party or a beneficiary, or to or under which any Subsidiary of the Company is or becomes such a party or beneficiary if the obligations of such Subsidiary thereunder are guaranteed by the Company.

         "Investments" of any Person means, directly or indirectly, any advance, loan or other extension of credit or capital contribution by such Person to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) any other Person, or any purchase or acquisition by such Person of any stock, bonds, notes, debentures or other securities issued or owned by any other Person. For the purpose of making any calculations hereunder, (i) Investment shall include the Fair Market Value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the net assets of any Unrestricted Subsidiary that is designated a Subsidiary and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at Fair Market Value at the time of such transfer; provided that in each case, the Fair Market Value of an asset or property shall be as determined by the Board of Directors of the Company in good faith.

         "Lien" means any mortgage, charge, pledge, lien, privilege, security interest or encumbrance of any kind.

         "Logistical Services Agreement" means the Logistical
Services Agreement dated as of        , 1993 between Plainbridge
and the Company, as amended or modified in accordance with the provisions hereof.

         "Majority-owned Subsidiary" means a Subsidiary at least 50% of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more of the Subsidiaries, or the Company and one or more of the Subsidiaries, provided that Majority-owned Subsidiary shall not include any such Subsidiary if the equity ownership or the Voting Stock of such Subsidiary not owned by the Company and/or one or more of the Subsidiaries is owned by Holdings and/or one or more Affiliates of Holdings other than the Company and its Subsidiaries.

         "Management Investors" means the officers and other members of the management of the Company who at any particular date shall beneficially own, directly or indirectly, Voting Stock of the Company.

         "Material Subsidiary" means, at any particular time, any Subsidiary of the Company that, together with the Subsidiaries of such Subsidiary, (a) accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries for the most recently completed fiscal year of the Company or (b) was the owner of more than l0% of the consolidated assets of the Company and its Subsidiaries as at the end of such fiscal year, all as shown on the consolidated financial statements of the Company and its Subsidiaries for such fiscal year.

         "Maturity" when used with respect to any Security means the date on which the principal of any Security becomes due and payable as therein or herein provided, whether at Stated Maturity, Change in Control Purchase Date or Redemption Date and whether by declaration of acceleration, Change in Control, call for redemption or otherwise.

         "ML Funds" means Merrill Lynch Capital Appreciation Partnership No. IX, L.P., a Delaware partnership, ML Offshore LBO Partnership No. IX, a Cayman Islands partnership, ML Employees LBO Partnership No. I, L.P., a Delaware partnership, Merrill Lynch Interfunding Inc., a Delaware corporation, Merchant Banking L.P. No. I, a Delaware partnership, Merrill Lynch KECALP L.P., a Delaware partnership, Merrill Lynch Capital Appreciation Partnership No. B-X, L.P., a Delaware partnership, ML Offshore LBO Partnership No. B-X, a Cayman Islands partnership, MLCP Associates, L.P. No. II, a Delaware partnership, Merrill Lynch Venture Capital, Inc., a Delaware corporation and any Affiliates of the foregoing that beneficially own, directly or indirectly, shares of Capital Stock of SMG-II.

         "Newco" means PTK Holdings, Inc., a corporation incorporated under the laws of the State of Delaware, and any successor thereto.

         "Officers' Certificate" means a certificate signed by
(i) the Chairman, a Vice Chairman, the President, a Vice President or the Treasurer of the Company and (ii) the Secretary or an Assistant Secretary of the Company and delivered to the Trustee; provided, however, that such certificate may be signed by two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee. Each such opinion shall include the statements provided for in Trust Indenture Act Section 314(e) to the extent applicable.

         "Outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

         (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

         (b) Securities, or portions thereof, for whose payment, redemption or purchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and the Trustee or such Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of Article Thirteen of this Indenture; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

         (c) Securities, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Fourteen; and

         (d) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, notice, direction, consent or waiver hereunder, Securities owned by the Company, or any other obligor upon the Securities or any Affiliate of the Company, or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, notice, direction, consent or waiver, only Securities which the Trustee has actual knowledge are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

         "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment to the Securities.

         "Paying Agent" means any Person authorized by the Company to pay the principal of (or premium, if any) or interest on any Securities on behalf of the Company.

         "Permitted Holders" means ML Funds, the Management Investors and the Equitable Investors, provided that the Equitable Investors shall not be a Permitted Holder if they are a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) in respect of the Company which does not include the Management Investors and the ML Funds.

         "Permitted Indebtedness" means any of the following
Indebtedness of the Company or any Subsidiary, as the case may be:

         (i) Indebtedness under the Bank Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $575,000,000;

        (ii)  Indebtedness under the Securities;

       (iii) Indebtedness outstanding on the date hereof and listed on Schedule I hereto;

        (iv)  Indebtedness under the Subordinated Notes, the
    Subordinated Debentures and the Senior Subordinated Notes;

         (v) obligations pursuant to interest rate hedge contracts;

        (vi) (A) Indebtedness under Capital Lease Obligations and (B) Purchase Money Mortgages;

       (vii) Indebtedness in respect of trade letters of credit and standby letters of credit incurred in the ordinary course of business;

      (viii) Indebtedness of the Company or any Subsidiary to any one or the other of them; provided that the obligation of the obligor of such Indebtedness is subject to the Intercompany Agreement;

         (ix) Indebtedness of any Subsidiary made in accordance with the applicable provisions of Section 1013 or Section
    1014;

          (x) Indebtedness consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

         (xi) any obligation or liability in respect of leasehold interests assigned by the Company or any Subsidiary to any other Person;

        (xii) Indebtedness under the Holdings Intercompany Notes;

       (xiii) Indebtedness represented by letters of credit not exceeding an aggregate amount of $45,000,000 at any one time outstanding (other than those permitted by clause (vii) above);

        (xiv) Indebtedness incurred to finance Consolidated Capital Expenditures (including Acquired Indebtedness to the extent that, in conformity with GAAP, assets acquired in conjunction with such Acquired Indebtedness are included in the property, plant or equipment reflected on the consolidated balance sheet of the Company and its Subsidiaries);

         (xv) Indebtedness in addition to that described in clauses (i) through (xiv) of this definition of "Permitted Indebtedness", and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, not to exceed $150,000,000 outstanding at any one time in the aggregate; and

        (xvi) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") of any Indebtedness described in clauses (ii), (iii), (iv) and (xiv), including any successive refinancings so long as the aggregate amount of Indebtedness represented thereby is in a principal amount that does not exceed the principal amount so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing plus the amount of expenses of the Company incurred in connection with such refinancing; provided that for purposes of this clause, the principal amount of any Indebtedness shall be deemed to mean the principal amount thereof or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination and such refinancing does not reduce the Average Life to Stated Maturity or the final Stated Maturity of such Indebtedness.

         "Permitted Investment" means any of the following:
(i) any Investment in any Majority-owned Subsidiary by the Company or any other Majority-owned Subsidiary, any Investment in any Person by the Company or any Majority-owned Subsidiary as a result of which such Person becomes a Majority-owned Subsidiary or any Investment in the Company by any Majority-owned Subsidiary; (ii) any Temporary Cash Investment; (iii) intercompany Indebtedness to the extent permitted under clause (viii) of the definition of "Permitted Indebtedness" contained in this Section 101;
(iv) Investments in existence on the date hereof and any Investment with respect to which the Company or any Subsidiary is legally committed to make, but only if such commitment was in existence on the date hereof in each case, other than any Investment in any Unrestricted Subsidiary; (v) sales of goods on trade credit terms consistent with the Company's past practices or as otherwise consistent with trade credit terms in common use in the industry; (vi) Investments pursuant to the Logistical
Services Agreement or Spin-Off Agreements; (vii) any Investment in any Person acquired or retained in connection with any asset sale or other disposition of assets; (viii) loans or advances to employees made in the ordinary course of business; and (ix) in addition to "Permitted Investments" described in the foregoing clauses (i) through (viii), Investments in the aggregate amount of $45,000,000 at any one time outstanding.

         "Permitted Payment" has the meaning specified in Section
1008.

         "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plainbridge" means Plainbridge, Inc., a corporation incorporated under the laws of the State of Delaware, and any successor thereto.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding or issued after the date hereof, and includes, without limitation, all classes and series of preferred or preference stock.

         "Purchase Money Mortgages" means Indebtedness of the Company or any Subsidiary (i) issued to finance or refinance the purchase or construction of any assets of the Company or any Subsidiary or (ii) secured by a Lien on any assets of the Company or any Subsidiary where the lender's sole recourse is to the assets so encumbered, in either case (a) to the extent the purchase or construction prices for such assets are or should be included in "addition to property, plant or equipment" in accordance with GAAP and (b) if the purchase or construction of such assets is not part of any acquisition of a Person or business unit.

         "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital
Stock.

         "Recapitalization" means the Recapitalization described in the Prospectus relating to the issuance of the Securities.

         "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

         "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Regular Record Date" for the interest payable on any
Interest Payment Date means the        or            (whether or
not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior
Indebtedness.

         "Responsible Officer", when used with respect to the Trustee, means any officer assigned to the Corporate Trust Administration of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers or assigned by the Trustee to administer corporate trust matters at its Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Payments" has the meaning specified in
Section 1008.

         "Security" and "Securities" have the meaning set forth in the second paragraph of this Indenture.

         "Senior Indebtedness" means the principal of, premium, if any, and interest on (such interest on Senior Indebtedness, wherever referred to in this Indenture, being deemed to include interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in any document evidencing the Senior Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such bankruptcy law) any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date hereof or thereafter created, incurred or assumed in accordance with the provisions of this Indenture, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the respective Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, and interest on (including interest accruing after the occurrence of an event of default) all obligations of every nature of the Company from time to time owed under the Bank Credit Agreement, including, without limitation, principal of and interest on, and all fees, expenses, indemnities, payments for early termination of Interest Rate Hedge Arrangements, reimbursement obligations under letters of credit payable under the Bank Credit Agreement, the Senior Subordinated Notes, the Subordinated Notes and the Subordinated Debentures. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness that when incurred, and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (ii) Indebtedness that is represented by Redeemable Capital Stock, (iii) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's subsidiaries, including the Holdings Intercompany Notes, and (iv) that portion of any Indebtedness (other than any Indebtedness provided by any lender pursuant to the Bank Credit Agreement, except to the extent such Indebtedness is provided with actual knowledge on the part of any such lender that the incurrence thereof by the Company is a violation of this Indenture) which at the time of issuance is issued in violation of this Indenture.

         "Senior Subordinated Notes" means the Company's 9 5/8%
Senior Subordinated Notes due 2003 in an aggregate principal amount not in excess of $440,000,000.

         "SMG-II" means SMG-II Holdings Corporation, a Delaware corporation, and any successor thereto.

         "Special Record Date" means a date fixed by the Trustee for the payment of any Defaulted Interest pursuant to Section
307.

         "Specified Senior Indebtedness" means (i) all Senior Indebtedness under the Bank Credit Agreement, (ii) Senior Indebtedness under the Senior Subordinated Notes and (iii) any other issue of Senior Indebtedness or refinancings thereof permitted by said definition having a principal amount of at least $100,000,000 and is specifically designated in the instrument evidencing such Senior Indebtedness as "Specified Senior Indebtedness" by the Company. For purposes of this definition: (a) the amount of the Indebtedness of the Company with respect to any Interest Rate Hedge Arrangement shall be deemed to be the lesser of (x) 25% of the notional amount of such Interest Rate Hedge Arrangement, or (y) the maximum amount the Company could be required to pay under such Interest Rate Hedge Arrangement; and (b) a refinancing of any such Indebtedness shall be treated as such only if it ranks or would rank pari passu with the Indebtedness refinanced.

         "Spin-Off Agreements" means (i) the Distribution and Transfer Agreement dated as of May 3, 1993 among the Company, Holdings and Chefmark; (ii) the Distribution and Transfer Agreement dated as of October 26, 1993 among the Company, Newco and Plainbridge; (iii) the Blair Services Agreement dated as of October 26, 1993 between the Company and Plainbridge; (iv) the Rickel Services Agreement dated as of October 26, 1993 between the Company and Plainbridge; (v) the Chefmark Services Agreement dated as of May 3, 1993 between the Company and Chefmark;
(vi) the Tax Sharing Agreement; (vii) leases between the Company as lessee and Plainbridge as lessor entered into on the date of this Indenture; and (viii) the Chefmark Supply Agreement dated as of May 3, 1993 between Chefmark and the Company, in each case as amended or modified in accordance with the provisions hereof.

         "Spin-Off" means the contribution by the Company to Plainbridge of the Rickel home center business, the warehouse, distribution and transportation operations and the inventory therein that service the Pathmark supermarkets and drug stores and certain other assets and the distribution of the shares of Plainbridge to Newco.

         "Stated Maturity", when used with respect to any Indebtedness or any installment of interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

         "Subordinated Debentures" means the Company's 12-5/8%
Subordinated Debentures due 2002 in aggregate principal amount not in excess of the aggregate principal amount outstanding on the date of this Indenture.

         "Subordinated Indebtedness" means Indebtedness of the Company subordinated in right of payment to the Securities.

         "Subordinated Notes" means the Company's 11-5/8%
Subordinated Notes due 2002 in aggregate principal amount not in excess of the aggregate principal amount outstanding on the date of this Indenture.

         "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries; provided that an Unrestricted Subsidiary shall not be deemed to be a Subsidiary for purposes of this Indenture.

         "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of the date of the Spin-Off, 1993 between SMG-II and the Company, as amended or modified in accordance with the provisions hereof.

         "Temporary Cash Investment" means (i) any evidence of Indebtedness, maturing not more than 180 days after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than 180 days after the date of acquisition, issued by, or time deposit of, a commercial banking institution that has combined capital and surplus of not less than $300,000,000, whose debt is rated at the time as of which any investment therein is made, of "A" (or higher) according to Moody's Investors Service, Inc. ("Moody's"), or "A" (or higher) according to Standard & Poor's Corporation ("S&P"), (iii) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, with a rating, at the time as of which any investment therein is made, of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P, (iv) any short-term, tax-exempt investment in indebtedness issued by a municipality existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "A" (or higher) according to Moody's or "A" (or higher) according to S&P, and (v) any money market deposit accounts issued or offered by any domestic commercial bank having capital and surplus in excess of $300,000,000.

         "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by, and published in, the most recent Federal Reserve Statistical Release H.15 (5 - 19) which has become publicly available at least two business days prior to the Redemption Date of the Securities following a Change in Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life to Stated Maturity of the Securities; provided, however, that if the Average Life to Stated Maturity of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (rounded, if necessary, to four decimal places) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life to Stated Maturity of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Trust Indenture Act" means the Trust Indenture Act of
1939, as amended, and as in force at the date as of which this instrument was executed, except as provided in Section 905.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Unrestricted Subsidiary" means (i) any subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any subsidiary of the Company (including any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) such subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and (b) any Investment in such subsidiary made as a result of designating such subsidiary an Unrestricted Subsidiary shall not violate the provisions of Section 1016. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Subsidiary; provided that immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions of Section 1007.

         "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Subsidiary is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment (as defined in Section 1008) equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and
(ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

         "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         Section 102.  Other Definitions.

                                                   Defined in
    Term                                             Section

   "Act".............................................   105
   "Change in Control Notice" .......................  1011
   "Change in Control Offer" ........................  1011
   "Change in Control Purchase Date" ................  1011
   "Change in Control Purchase Notice" ..............  1011
   "Change in Control Purchase Price" ...............  1011
   "covenant defeasance" ............................  1403
   "Defaulted Interest" .............................   307
   "defeasance" .....................................  l402
   "incorporated provision" .........................   108
   "Notice of Default" ..............................   501
   "Security Register" ..............................   305
   "Security Registrar" .............................   305
   "Surviving Entity" ...............................   801
   "U.S. Government Obligations" ....................  1404

         Section 103.  Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion (other than the certificates required by Section 1017(a)) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 104.  Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Section 105.  Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Trust Indenture Act Section 315) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

         (c) The ownership of Securities shall be proved by the Security Register.

         (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

         If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         Section 106.  Notices, etc., to Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (a) the Trustee by any Holder, any Representative or the Company shall be sufficient for every purpose hereunder if made, given, furnished or delivered, in writing, to or with the Trustee at its Corporate Trust Office, Attention:
    Corporate Trust Administration; or

         (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing or mailed, first-class postage prepaid, to the Company addressed to it c/o Pathmark Stores, Inc., 301 Blair Road, Woodbridge, New Jersey 07095, Attention:
    President, or at any other address furnished in writing to the Trustee by the Company.

         The Company shall provide the Trustee in writing with the name and address of the agent bank under the Bank Credit Agreement as of the effective date of this Indenture and shall promptly provide the Trustee in writing with any change in such information. The Trustee shall be entitled to assume there has been no change in the identity of such agent until such time as the Trustee receives written notice of such change from the Company.

         Section 107.  Notice to Holders; Waiver.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         Section 108.  Conflict of any Provision of Indenture
with Trust Indenture Act.

         If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act Sections, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

         Section 109.  Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 110.  Successors and Assigns.

         All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

         Section 111.  Separability Clause.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 112.  Benefits of Indenture.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent, the Holders and the holders of Senior Indebtedness) any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 113.  Governing Law.

         This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New
York, without giving effect to the conflicts of laws principles thereof.

         Section 114.  Legal Holidays.

         In any case where any Interest Payment Date, any date established for payment of Defaulted Interest pursuant to Section 307, or any Maturity with respect to any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, or date established for payment of Defaulted Interest pursuant to Section 307, or Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, or date established for payment of Defaulted Interest pursuant to Section 307, or Maturity, as the case may be, to the next succeeding Business Day.

         Section 115.  No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of the Securities waives and releases all such liability.

                           ARTICLE TWO

                          SECURITY FORMS

         Section 201.  Forms Generally.

         The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

         The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

         Section 202.  Form of Face of Security.

         The form of the face of the Securities shall be substantially as follows:

                      PATHMARK STORES, INC.

             Junior Subordinated Deferred Coupon Note

                             due 2003

          No.                                     $

         Pathmark Stores, Inc., a Delaware corporation (herein called the "Company", which term includes any successor entity under the Indenture hereinafter referred to), for value received,
hereby promises to pay to             or registered assigns, the
principal sum of             Dollars on November 1, 2003, at the
office or agency of the Company referred to below, and to pay cash interest thereon on May 1, 2000 and semiannually thereafter on May 1 and November 1 in each year and at Stated Maturity. The issue price of this Security was $ 532.74 per $1,000 principal amount at final Maturity, representing a yield to final Maturity of 10 3/4% (computed on a semiannual bond equivalent basis) calculated from October 26, 1993. Cash interest will accrue from November 1, 1999 or from the most recent
Interest Payment Date to which interest has been paid or duly provided for at the rate of 10 3/4% per annum, until principal hereof is paid or duly provided for. The Accreted Amount on this Security shall not accrue cash interest until November 1, 1999, except in the case of a default in payment of the amount due at Maturity, in which case, the amount then due on this Security shall bear cash interest at the rate of 10 3/4% per annum
(to the extent lawful) from the date of such default in payment, as provided in the Indenture.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such

Interest Payment Date. Any such interest not so punctually paid or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

   Dated:                        PATHMARK STORES, INC.

                                 By

Attest:

                                 By

                                            [SEAL]

Authorized Signature

         Section 203.  Form of Reverse of Security.

         The form of the reverse of the Securities shall be substantially as follows:

         This Security is one of a duly authorized issue of securities of the Company designated as its Junior Subordinated Deferred Coupon Notes due 2003 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount at final Maturity to $225,250,000 which may be issued under an indenture (herein called the "Indenture") dated as of October 26, 1993, between the Company and NationsBank of Georgia, National Association, trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         The Securities are subject to redemption during the 12-month period beginning November 1, 1999, at the option of the Company, in whole or in part, on not less than 21 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple of $1,000, at a Redemption Price (expressed as a percentage of the Accreted Amount) of 105% and thereafter at 100% of the Accreted Amount, together in the case of any such redemption with accrued interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates to receive cash interest due on an Interest Payment Date), all as provided in the Indenture.

         Notwithstanding the foregoing, on or prior to November 1, 1996, the Company may redeem, on not less than 21 nor more than 60 days' prior notice in principal amounts at final Maturity of $1,000, Securities which represent an aggregatte principal amount at final Maturity which shall not exceed the aggregate up to 35% of the original aggregate principal amount at final Maturity of the Securities with the net proceeds of any issuance of Qualified Capital Stock of the Company or Newco at a Redemption Price of 110% of the Accreted Amount thereof.

         In addition, the Securities will be subject to redemption, at the option of the Company, prior to November 1, 1999, in whole or in part, at any time within 180 days after a Change in Control on not less than 21 nor more than 60 days' prior notice to each Holder of the Securities to be redeemed in principal amounts of $1,000 at final Maturity or an integral multiple thereof, at a redemption price equal to the sum of (i) the Accreted Amount as of the Redemption Date plus (ii) accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates to receive cash interest due on an Interest Payment Date) plus
(iii) the Applicable Premium.

         In the event that a Change in Control occurs, each Holder shall have the right to require that the Company repurchase such Holder's Securities in whole or in part in integral multiples of $1,000 at final Maturity at a purchase price in cash in an amount equal to 101% of the Accreted Amount as of the date of repurchase plus accrued and unpaid interest, if any, to the date of purchase. Within 30 days following a Change in Control, the Company covenants to either (i) repay in full all Indebtedness under the Bank Credit Agreement and permanently reduce the commitments of the lenders thereunder or offer to repay in full all such Indebtedness and permanently reduce such commitments and repay the Indebtedness and permanently reduce the commitment of each lender that accepted such offer or (ii) obtain the requisite consent under the Bank Credit Agreement to permit the repurchase of the Securities.

         In the case of any redemption of Securities, cash interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to accrete in value or bear interest, as the case may be, from and after the Redemption Date.

         In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default shall occur and be continuing, the Accreted Amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

         The indebtedness evidenced by the Securities is subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purpose; provided that the indebtedness evidenced by this Security shall cease to be so subordinate and subject in right of payment upon any defeasance of this Security as provided in the Indenture.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount at final Maturity, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 at final Maturity and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount at final Maturity of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange.

         Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST
(=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

         I/We assign and transfer this Security to

         Insert assignee's soc. sec. or tax ID no. ........

         (Print or type assignee's name, address and zip code)

and irrevocably appoint

                                                agent to transfer
this Security on the books of the Company. The agent may substitute another to act for him.

Dated:                          Signed:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guaranteed:

(Signature must be guaranteed by a member firm of a principal stock exchange or a commercial bank or trust company.)

         Section 204.  Form of Trustee's Certificate of
Authentication.

             TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities referred to in the within-mentioned Indenture.

                                       NATIONSBANK of Georgia,
                                       National Association,
                                         Trustee

                                       By
                                           Authorized Signatory

                          ARTICLE THREE

                          THE SECURITIES

         Section 301.  Title and Terms.

         The aggregate principal amount at final Maturity of Securities which may be authenticated and delivered under this Indenture is limited to $225,250,000 except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to
Section 303, 304, 305, 306, 906, 1011 or 1108.

         The Securities shall be known and designated as the "Junior Subordinated Deferred Coupon Notes due 2003" of the Company. Their Stated Maturity shall be November 1, 2003, and they shall bear interest at the rate of 10 3/4% per annum from November 1, 1999 or the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable in cash on May 1, 2000 and semi-annually thereafter on May 1 and November 1 in each year and at said
Stated Maturity, until the principal thereof is paid or duly provided for. The issue price of this Security was $532.74 per $1,000 principal amount at final Maturity, representing a yield to final Maturity of 10 3/4% (computed on a semiannual bond equivalent basis) calculated from October 26, 1993. The Accreted Amount of the Securities shall not accrue cash interest until Novemvber 1, 1999 except in the case of a default in payment of the amount due at Maturity, in which case the amount due to the Securities shall bear cash interest at a rate of 10 3/4% per annum (to the extent lawful), which shall accrue from the date of such default to the date the payment of such amount has been made or duly provided. Subject to Article Thirteen, interest on any overdue amount of principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

         The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

         The Securities shall be redeemable as provided in Article Eleven.

         The Indebtedness evidenced by the Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Thirteen.

         Section 302.  Denominations.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 at final
Maturity and any integral multiple thereof.

         Section 303.  Execution, Authentication, Delivery and
Dating.

         The Securities shall be executed on behalf of the Company by any two of the following: its Chairman, one of its Vice Chairmen, its President or one of its Vice Presidents, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date of such Securities.

         The Trustee shall (upon Company Order) authenticate and deliver Securities for original issue in an aggregate principal
amount at Maturity of up to $                 .  At any time and
from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of one of its duly authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

         In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the successor Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of any Holder but without expense to such Holder, shall provide for the exchange of all Securities at the time Outstanding held by such Holder for Securities authenticated and delivered in such new name.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliates.

         Section 304.  Temporary Securities.

         Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         Section 305.  Registration, Registration of Transfer and
Exchange.

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee (and any other office or agency so designated) is hereby initially appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

         Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations and of a like aggregate principal amount.

         At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 303, 304, 306, 906, l0l2 or 1108 not involving any transfer.

         The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business (i) 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing or (ii) 15 days before an Interest Payment Date and ending on the close of business on the Interest Payment Date, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

         Section 306.  Mutilated, Destroyed, Lost and Stolen
Securities.

         If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any agent of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen
Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement
Security, pay such Security.

         Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every replacement Security issued pursuant to this
Section in lieu of any destroyed, lost or stolen Security shall constitute a contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         Section 307.  Payment of Interest; Interest Rights
Preserved.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment
Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest (and such interest thereon) herein collectively called "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

         (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Subsection
    (b).

         (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the

    Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         Section 308.  Persons Deemed Owners.

         Prior to the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         Section 309.  Cancellation.

         All Securities surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company shall deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

         Section 310.  Computation of Interest.

         Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                           ARTICLE FOUR

                    SATISFACTION AND DISCHARGE

         Section 401.  Satisfaction and Discharge of Indenture.

         This Indenture shall, upon Company Request, cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, on demand of and at the expense of the Company shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (a)  either

              (l) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

              (2) all such Securities not theretofore delivered to the Trustee for cancellation

                (i)   have become due and payable, or

               (ii)   will become due and payable at their Stated
         Maturity within one year, or

              (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (2)(i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in cash in U.S. Dollars or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation;

         (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that (i) all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (2) of Subsection (a) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section l003 shall survive.

         Section 402.  Application of Trust Money.

         Subject to the provisions of the last paragraph of
Section 1003, all money deposited with the Trustee pursuant to
Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

         Money so held in trust shall not be subject to the provisions of Article Thirteen of this Indenture. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 401; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                           ARTICLE FIVE

                             REMEDIES

         Section 501.  Events of Default.

         "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be occasioned or prohibited by the provisions of Article Thirteen or be voluntary or involuntary or be effected by the operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administration or governmental body):

         (a) default in the payment of any interest on any Security when such interest becomes due and payable and continuance of such default for a period of 30 days; or

         (b) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; or

         (c) default in the performance, or breach, of any covenant or agreement of the Company hereunder (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount at final Maturity of the Outstanding Securities a written notice specifying such default or breach and stating that such notice is a "Notice of Default" hereunder; or

         (d) (i) an event of default shall have occurred under any mortgage, bond, indenture, loan agreement or other document evidencing any issue of Indebtedness of the Company or any Material Subsidiary for money borrowed, which issue has an aggregate outstanding principal amount of not less than $50,000,000, and such default shall result in such Indebtedness becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (ii) a default in any payment when due at final maturity of any such Indebtedness; or

         (e) final judgments or orders not covered by insurance or a bond rendered against the Company or any Material Subsidiary which require the payment in money, either individually or in an aggregate amount, that is more than $30,000,000 and such judgment or order shall remain unsatisfied or unstayed for 60 days; or

         (f) the entry of a decree or order by a court having jurisdiction in the premises (i) for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or similar law or (ii) adjudging the Company or any Material Subsidiary a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Material Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Material Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

         (g) the institution by the Company or any Material Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Material Subsidiary to the entry of a decree or order for relief in respect of the Company or any Material Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state law or to the institution of bankruptcy or insolvency proceedings against the Company or any Material Subsidiary, or the filing by the Company or any Material Subsidiary of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of the Company or any Material Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by the Company or any Material Subsidiary in furtherance of any such action; or

         (h) default in the performance or breach of any of the provisions of Article Eight.

         Section 502.  Acceleration of Maturity; Rescission.

         If an Event of Default (other than as specified in Section 50l(f) or 501(g)) occurs and is continuing, the Trustee or the Holders of at least 25% of the aggregate principal amount at final Maturity of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare the Accreted Amount of, premium, if any, and accrued interest on the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders); provided that so long as the Bank Credit Agreement shall be in force and effect, if any such Event of Default shall have occurred and be continuing, any such acceleration shall not be effective until the earlier of (a) five Business Days following a notice of acceleration given to the Company and the agent bank under the Bank Credit Agreement and only if upon such fifth Business Day such Event of Default shall be continuing or
(b) the acceleration of any Indebtedness under the Bank Credit Agreement. If an Event of Default specified in Section 501(f) or 501(g) occurs and is continuing, then the amounts described above shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder thereof.

         After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of at least a majority in aggregate principal amount at final Maturity of the Securities Outstanding, by written notice to the Company and the Trustee, may annul such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Securities, (iii) the unpaid Accreted Amount of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and (b) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by the declaration of acceleration, have been waived as provided in Section 513 or cured. No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities, because an Event of Default specified in Section 501(d) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and, if such Indebtedness is not Senior Indebtedness, such rescission has been made without any payment or other transfer or grant, or any promise or other undertaking to pay or otherwise transfer or grant, any tangible or intangible property or right to such holders in connection with such rescission, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 60 days after such declaration of acceleration in respect of the Securities, and (x) no other Event of Default has occurred during such 60-day period, and (y) no Default arising from such discharge has occurred during such 60-day period, which, in either case, has not been cured or waived during such period.

         Section 503.  Collection of Indebtedness and Suits for
Enforcement by Trustee.

         The Company covenants that if

         (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

         (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights.

         Section 504.  Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; provided that in the event that proof of such claim and such other papers or documents have not been so filed by the thirtieth day prior to the final date on which such claim may be filed, the holders of Specified Senior Indebtedness or their representatives shall be permitted to file such proof of claim and other papers and documents for and on behalf of the Holders of the Securities; and

              (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

              Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

              Section 505.  Trustee May Enforce Claims Without
Possession of Securities.

              All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

              Section 506.  Application of Money Collected.

              Subject to Article Thirteen, any money, securities or other property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

              FIRST: To the payment of all amounts due the Trustee under Section 606;

              SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest; and

              THIRD:  The balance, if any, to the Company.

              Section 507.  Limitation on Suits.

              No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

              (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

              (b) the Holders of not less than 25% in aggregate principal amount at final Maturity of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

              (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

              (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

              (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount at final Maturity of the Outstanding
         Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

              Section 508.  Unconditional Right of Holders to
Receive Principal, Premium and Interest.

              Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the respective due dates expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

              Section 509.  Restoration of Rights and Remedies.

              If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

              Section 510.  Rights and Remedies Cumulative.

              Except as provided in Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

              Section 511.  Delay or Omission Not Waiver.

              No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         Section 512.  Control by Holders.

         The Holders of not less than a majority in aggregate principal amount at final Maturity of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

         (a) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability, and

         (b)  subject to the provisions of Trust Indenture Act
    Section 315, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         Section 513.  Waiver of Past Defaults.

         The Holders of not less than a majority in aggregate principal amount at final Maturity of the Outstanding Securities may on behalf of the Holders of all Outstanding Securities waive any past Default or Event of Default hereunder and its consequences except a default

         (a) in the payment of the principal of, premium, if any, or interest on any Security, or

         (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each such Security or Outstanding
    Security affected.

         Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         Section 514.  Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount at final Maturity of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

         Section 515.  Waiver of Stay, Extension or Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 516.  Unconditional Right of Holders to
Institute Certain Suits.

         Notwithstanding any other provision in this Indenture and any other provision of any Security, the right of any Holder of any Security to receive payment of the principal amount (or Accreted Amount) of, premium, if any, and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                           ARTICLE SIX

                           THE TRUSTEE

         Section 601.  Notice of Defaults.

         Within 60 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that, in the case of any default or breach of the character specified in Section 501(c), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

         The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) a Default under
Section 501(a) or (b) so long as the Trustee is Paying Agent or
(ii) any Default or Event of Default which the Trustee shall have received written notification or a Responsible Officer charged with the administration of this Indenture shall have obtained actual knowledge, and such notification shall not be deemed to include receipt of information obtained in any report or other documents furnished under Section 703 or Section 1017(c) or (d) of this Indenture, which reports and documents the Trustee shall have no duty to examine.

         Section 602.  Certain Rights of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b)  Except during the continuance of an Event of
Default:

            (i) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and

           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this subsection (c) does not limit the effect of subsection (b) of this Section 602;

           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
    Section 512; and

           (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing, and does believe, that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 602.

         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense, including such reasonable advances as may be requested by the Trustee.

         (f)  Subject to the foregoing subsections (a) through
(e) of this Section 602:

            (i) The Trustee may rely and shall be protected in acting or in refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order and any resolution by the board of directors of the Company may be sufficiently evidenced by a Board Resolution.

           (ii) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. In addition, in determining the Company's compliance with the financial covenants set forth herein, the Trustee may rely conclusively on the certificate delivered to the Trustee pursuant to Section 1017(a).

          (iii) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

           (iv) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

            (v)   The Trustee may consult with counsel,
        accountants or other experts and any advice of such counsel, accountants or other experts shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice.

           (vi) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          (vii) No provision of this Indenture shall require the Trustee to determine the maximum interest rate permissible under applicable law.

         (viii)   The Trustee shall not be deemed to have
        knowledge of the occurrence of a Change in Control until receipt by the Trustee of written notice thereof from the Company as required in Section 1011 hereof.

           (ix) The Trustee shall not be responsible for calculating the Applicable Premium and shall be entitled to rely on the calculation thereof by the Company.

         Section 603. Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-l supplied to the Company are true and accurate, subject to the qualifications set forth therein.

         Section 604.  Trustee and Agents May Hold Securities;
Collections; etc.

         The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Trust Indenture Act Sections 310(b) and 31l, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

         Section 605.  Money Held in Trust.

         All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received and need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

         Section 606.  Compensation and Reimbursement.

         The Company covenants and agrees:

         (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (c) to indemnify the Trustee and each of its officers, directors, employees, agents and counsel for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The obligation of the Company under this Section 606 to compensate the Trustee and to pay and reimburse the Trustee for such expenses, disbursements and advances shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and shall not be subject to the provisions of Article Thirteen. If, and to the extent that, the Trustee, its counsel, and other agents do not receive compensation for services rendered, reimbursement of their advances, expenses and disbursements, or indemnity, as herein provided, as the result of allowances made in any reorganization, bankruptcy, receivership, liquidation or other proceeding or by any plan or reorganization or readjustment of obligations of the Company, the Trustee shall be entitled, in priority to the Holders of the Securities, to receive any distributions of any securities, dividends or other disbursements which would otherwise be made to the Holders of the Securities in any such proceeding or proceedings and the Trustee is hereby constituted and appointed, irrevocably, the attorney-in-fact for the Holders of the Securities and each of them to collect and receive, in their name, place and stead, such distributions, dividends or other disbursements, to deduct therefrom the amounts due to the Trustee, its counsel and other agents on account of services rendered, advances, expenses, and disbursements made or incurred, or indemnity, and to pay and distribute the balance, pro rata, to the Holders of the Securities. The Trustee shall have a lien upon any securities or other consideration to which the Holders of the Securities may become entitled pursuant to any such plan or reorganization or readjustment of obligations, or in any such proceeding or proceedings; and the court or judge in any such proceeding or proceedings may determine the terms and conditions under which any such lien shall exist and be enforced.

         As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Securities upon all money, securities or other property held or collected by the Trustee as such, except funds held in trust for the benefit of Holders of particular Securities, and the Securities are hereby subordinated to such claim.

         If the Trustee incurs expenses or renders services after an Event of Default specified in Section 501(f) or 501(g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Federal
Bankruptcy Code and any other applicable federal or state bankruptcy Law.

         Section 607.  Conflicting Interests.

         The Trustee shall comply with the provisions of Section
3l0(b) of the Trust Indenture Act.

         Section 608.  Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act
Section 310(a)(1) and which shall have a combined capital and surplus of at least $100,000,000 and have its Corporate Trust Office located in The City of New York (or, if its Corporate Trust Office shall not be located in The City of New York, the Company shall, pursuant to Section 1002, maintain an office or agency in The City of New York where the Securities may be presented or surrendered and notices and demands hereunder may be made or served) to the extent there is such an institution eligible and willing to serve. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 609.  Resignation and Removal; Appointment of
Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 610, at which time the retiring Trustee shall be fully discharged from its obligations hereunder.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

         (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding
Securities, delivered to the Trustee and the Company.

         (d)  If at any time:

             (l) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

             (2)   the Trustee shall cease to be eligible under
         Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

             (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 610, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities and so accepted appointment, the Holder of any Security who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         Section 610.  Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, however, that the retiring Trustee shall continue to be entitled to the benefit of Section 606(c); but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         Upon acceptance of appointment by any successor Trustee as provided in this Section 610, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 609. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Company.

         Section 611.  Merger, Conversion, Consolidation or
Succession to Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

         Section 612.  Preferential Collection of Claims Against
Company.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                          ARTICLE SEVEN

                  HOLDERS' LISTS AND REPORTS BY
                       TRUSTEE AND COMPANY

         Section 701.  Disclosure of Names and Addresses of
Holders.

         Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

         Section 702.  Reports by Trustee.

         Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May l5 if required by Trust Indenture Act Section 313(a).

         Section 703.  Reports by Company.

         The Company shall:

         (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section l3 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

         (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

         (c) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections
    (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                          ARTICLE EIGHT

                CONSOLIDATION, MERGER, CONVEYANCE,
                        TRANSFER OR LEASE

         Section 801.  Company May Consolidate, etc., Only on
Certain Terms.

         The Company shall not consolidate or merge with or into any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets (as an entirety or substantially as an entirety in one transaction or series of related transactions) to any Person or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a transfer of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis to any Person unless, at the time and after giving effect thereto:

         (i) either (a) the Company shall be the continuing corporation, or (b) the Person (if other than the Company) formed by such consolidation, or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or disposition the properties and assets of the Company, substantially as an entirety (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and the Surviving Entity shall, in either case, expressly assume, by supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture and this Indenture shall remain in full force and effect;

        (ii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

       (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture), for the Company's four most recently completed full fiscal quarters is at least 1.75 to 1.0; and

        (iv) the Company shall deliver, or cause to be delivered to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and such supplemental indenture, if one is required by this Section 801, comply with this Section 801 and that all conditions precedent herein provided for relating to such transaction have been complied with.

         Section 802.  Successor Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease or conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company therein. In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 801 in which the Company is not the continuing corporation, the successor corporation formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company would be discharged from all obligations and covenants under this Indenture and the Securities.

                           ARTICLE NINE

                     SUPPLEMENTAL INDENTURES

         Section 901.  Supplemental Indentures without Consent of
Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee, for any of the following purposes:

         (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

         (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein or in the Securities conferred upon the Company;

         (c) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

         (d) to secure the Securities pursuant to the requirements of Section 801 or Section 1010 or otherwise;

         (e) to provide for the guarantee of payment of the Securities by any Subsidiary pursuant to the requirements of
    Section 1013 or Section 1014;

         (f) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by
    Section 905 or otherwise;

         (g) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder; or

         (h) to make any other change that does not adversely affect the rights of any Holder.

         Section 902.  Supplemental Indentures with Consent of
Holders.

         With the consent of the Holders of not less than a majority in aggregate principal amount at final Maturity of the Outstanding Securities, by Act of such Holders delivered to the Company and the Trustee, each when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of waiving or modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture, amendment or waiver shall, without the consent of the Holder of each Outstanding Security affected thereby:

         (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or modify the obligation of the Company to make and consummate a Change in Control Offer or modify any of the provisions or definitions with respect thereto; or

         (b) reduce the percentage in principal amount at final Maturity of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

         (c)  modify any of the provisions of this Section or
    Section 513 or Section 1018, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; or

         (d) modify any of the provisions of Article Thirteen hereof in a manner adverse to the Holders of the Securities;
    or

         (e) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Section 903.  Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Section 315(a) through 315(d) and Section 602 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Section 904.  Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 905.  Conformity with Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture
Act as then in effect.

         Section 906.  Reference in Securities to Supplemental
Indentures.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and shall be authenticated and delivered by the Trustee in exchange for Outstanding Securities.

         Section 907.  Effect on Senior Indebtedness.

         No supplemental indenture shall adversely affect the rights of any holders of Senior Indebtedness under Article Thirteen unless the requisite holders of each issue of Senior Indebtedness affected thereby shall have consented to such supplemental indenture.

                           ARTICLE TEN

                            COVENANTS

         Section 1001.  Payment of Principal, Premium and
Interest.

         The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

         Section 1002.  Maintenance of Office or Agency.

         The Company will maintain, in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. If the Corporate Trust Office is located in New York City, then it shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. In addition, the Company hereby appoints the Trustee as the initial Paying Agent hereunder.

         The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or recission and any change in the location of any such office or agency.

         Section 1003.  Money for Security Payments to Be Held in
Trust.

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest;

         (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying
    Agent; and

         (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         Section 1004.  Corporate Existence.

         Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Material Subsidiary of the Company and the corporate rights (charter and statutory), corporate licenses and corporate franchises of the Company and its Material Subsidiaries, except where a failure to do so, singly or in the aggregate, is not likely to have a materially adverse effect upon the business, assets, financial conditions or results of operations of the Company and the Material Subsidiaries taken as a whole determined on a consolidated basis in accordance with generally accepted accounting principles; provided that the Company shall not be required to preserve any such existence (except of the Company), right, licenses or franchise if the Board of Directors of the Company, or of the Material Subsidiary concerned, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Material Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

         Section 1005.  Payment of Taxes and Other Claims.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any of its Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries that could produce a material adverse effect on the consolidated financial condition of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

         Section l006.  Maintenance of Properties.

         The Company shall cause all material properties owned by or leased to it or any Material Subsidiary of the Company and necessary in the conduct of its business or the business of such Material Subsidiary to be maintained and kept in normal condition, repair and working order, ordinary wear and tear excepted; provided that nothing in this Section shall prevent the Company or any Material Subsidiary of the Company from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or the Material Subsidiary concerned, or of any officer (or other agent employed by the Company or any Material Subsidiary of the Company) of the Company or such Material Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Material Subsidiary of the Company and if such discontinuance or disposal is not adverse in any material respect to the Securityholders.

         The Company shall provide or cause to be provided, for itself and any Material Subsidiaries of the Company, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties in the same general areas in which the Company or such Material Subsidiaries operate.

         Section 1007.  Limitation on Indebtedness.

         The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume, or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of, any Indebtedness (including any Acquired Indebtedness, but excluding Permitted Indebtedness) unless, at the time of such event and after giving effect thereto on a pro forma basis, the Company's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such event, taken as one period and calculated on the assumption that such Indebtedness had been incurred on the first day of such four-quarter period and on the assumption that, in connection with the incurrence of any such Indebtedness, any related acquisition (whether by means of purchase, merger or otherwise) and any related repayment of Indebtedness also had occurred on such date with the appropriate adjustments with respect to such acquisition and repayment being included in such pro forma calculation, would have been at least equal to 1.75 to 1.0.

         Section 1008.  Limitation on Restricted Payments.

         (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly,

           (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable in shares of its Qualified Capital Stock or in options, warrants or other rights to purchase such Qualified Capital Stock),

          (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than Capital Stock of (x) any Subsidiary held by the Company or any of its Majority-owned Subsidiaries and (y) any Majority-owned Subsidiary of the Company) or any options, warrants or other rights to acquire such Capital Stock,

         (iii) make any principal payment on or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Indebtedness of the Company which is pari passu with or expressly subordinate in right of payment to the Securities,

          (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person (other than the Company or any of its Majority-owned Subsidiaries) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Subsidiary held by any Person (other than the Company or any of its Majority-owned Subsidiaries), or

           (v) incur, create or assume any guarantee of Indebtedness of any Affiliate of the Company (other than a Majority-owned Subsidiary of the Company) or make any Investment (other than any Permitted Investment) in any Person, including any Unrestricted Subsidiary

(such payments or other actions described in the foregoing clauses (i) through (v), other than any such action that is a Permitted Payment, are collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing and (2) the aggregate amount of all Restricted Payments (plus Permitted Payments set forth in Sections 1008(b)(vi), (xi) and (xii) below) declared or made after the date hereof (including Investments in Unrestricted Subsidiaries pursuant to the provisions of
Section 1016) shall not exceed the sum of:

                (A)  50% of the aggregate cumulative Consolidated
            Adjusted Net Income of the Company accrued on a cumulative basis during the period beginning on October 31, 1993 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income shall be a loss, minus 100% of such loss), plus

                (B) the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Company's Board of Directors, whose determination shall be conclusive), received after the date hereof by the Company as capital contributions to the Company, plus

                (C) the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Company's Board of Directors, whose determination shall be conclusive), received after the date hereof by the Company from the issuance or sale (other than to any of its Subsidiaries) of shares of Qualified Capital Stock of the Company or warrants, options or rights to purchase shares (other than issuances permitted by clause (v) of the definition of Permitted Payments contained in Section l008(b)) of Qualified Capital Stock of the Company, plus

                (D) the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Company's Board of Directors, whose determination shall be conclusive), received by the Company (other than from any of its

            Subsidiaries) upon the exercise of options, warrants or rights to purchase shares of Qualified Capital
            Stock of the Company, plus

                (E) the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Company's Board of Directors, whose determination shall be conclusive), received after the date hereof by the Company from the issue or sale of debt securities that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange.

         (b) Section 1008(a) to the contrary notwithstanding, the Company and its Subsidiaries may take the following actions (clauses (i) through (xi) being referred to as "Permitted Payments") so long as, in the case of clauses (vi), (ix) and (xi), no Default or Event of Default has occurred and is continuing:

              (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of Section 1008(a) (in which event such dividend shall be deemed to have been paid on such date of declaration thereof for purposes of Section 1008(a));

             (ii)  the repurchase, redemption or other
         acquisition or retirement of any shares of any class of Capital Stock of the Company or any Affiliate of the Company, in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip) or out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary) of shares of Qualified Capital Stock of the Company;

            (iii) payments by the Company to SMG-II pursuant to the Tax Sharing Agreement;

             (iv) dividends or distributions in an aggregate amount not to exceed the amount of dividends or distributions paid to the Company or its Subsidiaries by Unrestricted Subsidiaries since the date of this Indenture;

              (v) the redemption, defeasance, repurchase or acquisition or retirement for value (each, for purposes of this clause, a "refinancing") of any Indebtedness of the Company (other than Redeemable Capital Stock) which is pari passu with or expressly subordinate in right of payment to the Securities through the issuance of (A) new Indebtedness of the Company or (B) shares of Qualified Capital Stock of the Company or Newco, provided that, with respect to clause (A), any such new Indebtedness (1) has a principal amount that does not exceed the principal amount so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus the amount of expenses of the Company incurred in connection with such refinancing; provided that for purposes of this clause, the principal amount of any Indebtedness shall be deemed to mean the principal amount thereof or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination, (2) has an Average Life to Stated Maturity that is equal to or greater than the remaining Average Life to Stated Maturity of the Securities, (3) has a final Stated Maturity that exceeds the final Stated Maturity of principal of the Securities, and (4) is pari passu with or expressly subordinated in right of payment to the Securities at least to the same extent as the Indebtedness refinanced;

             (vi) dividends, loans or advances by the Company to Holdings or Newco to enable Holdings to pay cash dividends on the Holdings Preferred Stock; provided that on the date of payment of such dividend, the Company, after giving pro forma effect to such dividend, loan or advance, would be able to incur $1.00 of additional Indebtedness under the provisions of Section 1007 (other than Permitted Indebtedness), assuming a market rate of interest on such Indebtedness;

            (vii) the redemption, repurchase, defeasance or acquisition or retirement for value of any Pari Passu Indebtedness; provided that the Company shall redeem, pursuant to the optional redemption provisions in Article Eleven and the Securities, the principal amount of Securities bearing the same proportion to the aggregate amount of such Pari Passu Indebtedness being redeemed, repurchased, defeased or acquired or retired for value that the aggregate outstanding principal amount of such Securities bears to the aggregate outstanding principal amount of such Pari Passu Indebtedness (without giving effect to such redemption, repurchase, defeasance, acquisition or retirement);

           (viii) the declaration or payment of any dividend or distribution on any Capital Stock of any Subsidiary, or the purchase, redemption, acquisition or retirement for value of any Capital Stock of any Subsidiary; provided that such declaration, payment, purchase, redemption, acquisition or retirement is made pro rata among all holders of such Capital Stock of such Subsidiary;

             (ix)  payments or other actions described in clauses
         (i) through (v) of Section 1008(a) that would otherwise be Restricted Payments in an aggregate amount not to exceed $35,000,000;

              (x)  the dividend or distribution of the Capital
         Stock of Plainbridge to Newco;

             (xi) the repurchase of any Indebtedness of the Company which is pari passu with or expressly subordinate in right of payment to the Securities at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a Change in Control pursuant to a provision similar to Section 1011; provided that prior to such repurchase the Company has made the Change in Control Offer as provided in such covenant and has repurchased all Securities validly tendered for payment in connection with such Change in Control Offer;

Except as provided in this Section 1008(b) and
Section 1008(a)(2), nothing in this Section 1008 limits or restricts the making of any Permitted Payment and a Permitted
Payment will not be treated as a Restricted Payment.

         (c) In computing Consolidated Adjusted Net Income of the Company under clause (A) of Section 1008(a), (l) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment would in the good faith determination of the Company be permitted under the requirements of this Section 1008, such Restricted Payment shall be deemed to have been made in compliance with such provisions notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Adjusted Net Income of the Company for any period.

         Section 1009.  Limitation on Transactions with
Affiliates.

         (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than a wholly owned Subsidiary thereof) unless (i) such transaction or series of transactions is or are on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained at the time of such transaction or transactions in a comparable transaction in arm's-length dealings with an unaffiliated third party and (ii)
(A) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, but less than $10,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or transactions complies with clause (i) above and (B) with respect to a transaction or series of transactions, involving aggregate payments equal to or greater than $10,000,000, (1) such transaction or transactions shall have received the approval of a majority of the disinterested directors of the Board of Directors of the Company if Plainbridge is a party to such transaction or series of transactions or (2) if Plainbridge is not a party to such transaction or series of transactions, such transactions or series of transactions shall have received either the approval of a majority of the disinterested directors of the Board of Directors of the Company or the Company shall deliver to the Trustee a written opinion of a nationally recognized investment banking firm stating that such transaction is fair to the Company from a financial point of view; provided, however, that the foregoing restriction shall not apply to (1) the payment of fees to Merrill Lynch Capital Partners, Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their Affiliates for consulting, investment banking or financial advisory services rendered by such Person to the Company or any Subsidiary of the Company, (2) the payment of reasonable and customary regular fees to directors of the Company, Newco, SMG-II, Holdings or any of their respective subsidiaries or parents who are not employees of any of such Persons, (3) the Logistical Services Agreement and transactions pursuant thereto and (4) the Spin-Off Agreements and transactions pursuant thereto. For purposes of this Section 1009(a), any transaction or series of related transactions between the Company or any Subsidiary and any Affiliate of the Company that is approved as being on the terms required by clause
(i) in the prior sentence by a majority of the disinterested directors of the Board of Directors of the Company shall be deemed to be on terms as favorable as those that might be obtained at the time of such transaction or series of transactions in a comparable transaction in arm's-length dealings with an unaffiliated third party, and thus shall be permitted under this Section 1009(a).

         (b) The Company will not, and will not permit any of its Subsidiaries to, amend, modify, or in any way alter the terms of the Intercompany Agreement, the Logistical Services Agreement or the Spin-Off Agreements in a manner materially adverse to the Company other than (i) by adding new Subsidiaries and (ii) in the case of the Logistical Services Agreement and the Spin-Off Agreements, any amendments or modifications that are approved by a majority of the disinterested directors of the Board of Directors of the Company.

         Section 1010.  Limitation on Liens.

         The Company will not, and will not permit any Subsidiary to, create, incur, affirm or suffer to exist any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any Subsidiary owned on the date hereof or acquired after the date hereof, or any income or profits therefrom, unless the Securities are directly secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) the obligation or liability secured by such Lien, and except for any Lien securing Acquired Indebtedness created prior to the incurrence of such Indebtedness by the Company or any Subsidiary, provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition by the Company or its Subsidiaries.

         Section 1011.  Purchase of Securities Upon Change in
Control.

                   (a) If there shall have occurred a Change in Control, Securities shall be purchased by the Company, at the option of the Holder thereof, in whole or in part in integral multiples of $1,000 at final Maturity, on a date which shall be a Business Day that is not earlier than 45 days nor later than 60 days from the date the Change in Control Notice referred to below is given to Holders or such later date as may be necessary for the Company to comply with requirements under the Exchange Act (such date, or such later date, being the "Change in Control Purchase Date"), at a purchase price in cash (the "Change in Control Purchase Price") in an amount equal to 101% of the Accreted Amount of such Securities on the Change in Control Purchase Date, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 1011(c).

                   (b) Within 30 days after the occurrence of a Change in Control and prior to the mailing of the Change in Control Notice to Holders provided for in paragraph (c) below, the Company covenants to either (1) repay in full all Indebtedness under the Bank Credit Agreement and permanently reduce the commitments of the lenders thereunder or offer to repay in full all such Indebtedness and permanently reduce such commitments and repay the Indebtedness and permanently reduce the commitment of each lender who has accepted such offer or (2) obtain the requisite consent under the Bank Credit Agreement to permit the repurchase of the Securities as provided for in this
Section 1011. The Company shall first comply with the provisions of this subsection (b) before it shall be required to repurchase the Securities pursuant to this Section 1011, and any failure to comply with this subsection (b) shall constitute a default of a covenant for purposes of Section 501(c).

              (c)  Within 30 days following any Change in
Control, the Company shall give written notice of such Change in Control (a "Change in Control Notice") and of its offer (the "Change in Control Offer") to purchase Securities as specified herein to the Trustee, and to each Holder of the Securities at his address appearing on the Security Register, by first-class mail, postage prepaid. The Trustee shall be under no obligation to ascertain the occurrence of a Change in Control. The Change in Control Notice shall contain all instructions and materials necessary to enable such Holders to tender

Securities, shall include a form of Change in Control Purchase
Notice to be completed by the Holder and shall state:

              (i) (A) the events causing the Change in Control and the date such Change in Control is deemed to have occurred for purposes of this Section 1011, and (B) a description of any material developments in the Company's business since the latest annual or quarterly report filed with the Trustee pursuant to
         Section 1017(c) or 1017(d) and, if material, any appropriate pro forma financial information;

             (ii) the date by which a Holder must give a Change in Control Purchase Notice;

            (iii)  the Change in Control Purchase Price;

             (iv)  the Change in Control Purchase Date;

              (v) that any Security not purchased will continue to accrete in value or accrue interest, as the case may be;

             (vi) that Securities to be purchased shall, on the Change in Control Purchase Date, become due and payable at the Change in Control Purchase Price and from and after such date (unless the Company shall default in the payment of the Change in Control Purchase
         Price) such Securities shall cease to accrete in value or accrue interest, as the case may be; and

            (vii) the procedures a holder must follow to exercise rights under this Section 1011 and a brief description of those rights and the procedures for withdrawing a Change in Control Purchase Notice.

         (d)  A Holder may exercise its rights specified in
Section 1011(a) upon (i) delivery to any Paying Agent a written notice (a "Change in Control Purchase Notice") at any time on or prior to one Business Day before the Change in Control Purchase Date, stating (A) the certificate number of the Security that the Holder will deliver to be purchased and (B) the portion of the principal amount at final Maturity of the Security that the holder will deliver to be purchased, which portion must be $1,000 at final Maturity or an integral multiple thereof and (ii) delivery of such Security to such Paying Agent at such office prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Change in Control Purchase Price therefor.

If a Holder has elected to deliver to the Company for purchase a portion of a Security, and if the principal amount at final Maturity of such portion is $1,000 or an integral multiple of $1,000, the Company shall purchase such portion from the Holder thereof pursuant to this Section 1011. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of a portion of such Security. Each Paying Agent shall promptly notify the Company of the receipt by the former of any and all Change in Control Purchase Notices and any and all written notices of withdrawal thereof.

         (e) Upon receipt by any Paying Agent of a Change in Control Purchase Notice, the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn pursuant to Section 1011(j)) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Security. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of the Business Day following the Change in Control Purchase Date (provided the conditions in Section 1011(d) have been satisfied) and the time of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required by Section 1011(d).

         (f) On or prior to the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Change in Control Purchase Date) sufficient to pay the Change in Control Purchase Price of, and (except if the Change in Control Purchase Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be purchased on that date.

         (g) Upon a Change in Control Purchase Notice having been given as aforesaid, Securities to be purchased shall, on the Change in Control Purchase Date, become due and payable at the Change in Control Purchase Price and from and after such date (unless the Company shall default in the payment of the Change in Control Purchase Price) such Securities shall cease to accrete in value or bear interest. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Change in Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change in Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor

Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 307. If any Security tendered for purchase shall not be so paid upon surrender thereof, the Accreted Amount thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change in Control Purchase Date at the rate borne by such Security.

         (h) Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in a principal amount at final Maturity equal to, and in exchange for, the portion of the principal amount at final Maturity of the Security so surrendered that is not purchased.

         (i) The Company shall comply with the applicable tender offer rules, including Rule l4e-l under the Exchange Act, in connection with a Change in Control Offer.

         (j) A Change in Control Purchase Notice may be withdrawn before or after delivery by the Holder to the relevant Paying Agent at the office of such Paying Agent of the Security to which such Change in Control Purchase Notice relates, by means of a written notice of withdrawal (by facsimile transmission or letter) received by such Paying Agent at such office not later than one Business Day prior to the Change in Control Purchase Date, specifying, as applicable:

              (i) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

             (ii) the principal amount at final Maturity of the Security with respect to which such notice of withdrawal is being submitted; and

            (iii) the principal amount at final Maturity, if any, of the Security that remains subject to the original Change in Control Purchase Notice and that has been or will be delivered for purchase by the Company.

         A written notice of withdrawal may be in the form set forth in the preceding paragraph. Each Paying Agent will promptly return to the prospective Holders thereof any Securities with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with this Indenture.

         Section 1012.  Restrictions on Preferred Stock of
Subsidiaries.

         The Company will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or a Majority-owned Subsidiary of the Company), or permit any Person (other than the Company or a Majority-owned Subsidiary of the Company) to own or hold an interest in any Preferred Stock of any such Subsidiary previously held by the Company or a Majority-owned Subsidiary of the Company unless such Subsidiary would be entitled to incur Indebtedness pursuant to the provisions of Section 1007 in the aggregate principal amount equal to the aggregate liquidation value of such Preferred Stock assuming a market rate of interest (as determined by the Company) for such Preferred Stock as of the date of issuance or transfer.

         Section 1013.  Limitations on Issuances of Guarantees of
Indebtedness.

         The Company will not permit any Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Pari Passu Indebtedness or Subordinated Indebtedness, unless such Subsidiary simultaneously executes and delivers a supplemental indenture hereto providing for a guarantee of the Securities; provided that, in the case of a Subsidiary's guarantee, assumption or other liability with respect to Subordinated Indebtedness, such guarantee, assumption or other liability shall be subordinated to such Subsidiary's guarantee of the Securities to the same extent as such Subordinated Indebtedness is subordinated to the Securities; and provided further that this Section 1013 shall not be applicable to any guarantee, assumption or other liability of any Subsidiary of the Company that (i) existed at the time such Person became a Subsidiary of the Company and (ii) was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company. Any such guarantee of the Securities by a Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon either (A) the release or discharge of such guarantee of such Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, except a discharge by or as a result of payment under such guarantee or (B) any sale, exchange or transfer, to any Person not an

Affiliate of the Company, of all the Company's stock in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture.

         Section 1014.  Restriction on Transfer of Assets.

         The Company will not sell, convey, transfer or otherwise dispose of its assets or property to any of its Subsidiaries, except for (i) sales, conveyances, transfers or other dispositions of assets or property acquired by the Company after the date hereof; (ii) sales, conveyances, transfers or other dispositions of Existing Assets (a) made in the ordinary course of business; (b) made outside the ordinary course of business with a net book value that, when aggregated with all other such transfers by the Company since the date of this Indenture, less the net book value of Existing Assets transferred to the Company from its Subsidiaries, would not exceed 10% of the Consolidated Assets of the Company; or (c) to any Subsidiary if such Subsidiary simultaneously with such transfer executes and delivers a supplemental indenture hereto providing for the guarantee of payment of the Securities by such Subsidiary, which guarantee shall be subordinated to any guarantee of such Subsidiary of Senior Indebtedness of the Company and shall be subordinated to any other Indebtedness of such Subsidiary (which is not subordinated to any other Indebtedness of such Subsidiary or which is designated by such Subsidiary as being senior in right of payment to such guarantee), in each case to the same extent as the Securities are subordinated to Senior Indebtedness of the Company under this Indenture and (iii) sales, conveyances, transfers or other dispositions of Existing Assets made pursuant to the Spin-Off. Notwithstanding the foregoing, any such guarantee of a Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged (i) on the date that the net book value of the Existing Assets held by the Company is greater than 90% of Consolidated Assets or (ii) upon any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Company's stock in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is made in compliance with the terms of this Indenture.

              Section 1015.  Limitation on Dividends and Other
Payment Restrictions Affecting Subsidiaries.

              The Company will not, and will not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind, on the ability of any Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock, (b) pay any Indebtedness owed to the Company or any Subsidiary, (c) make loans or advances to the Company or any Subsidiary, or
(d) transfer any of its property or assets to the Company or any Subsidiary, except (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date hereof;
(ii) any encumbrance or restriction, with respect to a Subsidiary that is not a Subsidiary of the Company on the date hereof, in existence at the time such Person becomes a Subsidiary of the Company or created on the date it becomes a Subsidiary; (iii) any encumbrance or restriction on the ability of any Subsidiary whose assets consist substantially only of fee or leasehold interests in real property and improvements thereon to transfer any such interests which are acquired after the date hereof or any unimproved real property acquired on or prior to the date hereof to the Company or any Subsidiary, which encumbrance or restriction is required by a lender to, or purchaser of any indebtedness of, such Subsidiary in connection with a financing or refinancing permitted hereunder; and (iv) any encumbrance or restriction pursuant to any agreement that extends, refinances, renews or replaces any agreement containing any of the restrictions described in the foregoing clauses (i)-(iii), provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders of the Securities than those under or pursuant to the agreement extended, refinanced, renewed or replaced.

              Section 1016.  Limitation on Unrestricted
Subsidiaries.

              The Company will not make, and will not permit any of its Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to Section 1008. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this Section 1016 (i) will be treated as the payment of a Restricted Payment in calculating the amount of Restricted Payments made by the Company and (ii) may be made in cash or property.

              Section 1017.  Statement as to Compliance; Notice
of Default; Provision of Financial Statements.

              (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the date hereof, a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer's knowledge, the Company is in compliance with all covenants and conditions to be complied with by it under this Indenture. For purposes of this Section 1017, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

              (b) If a Default has occurred and is continuing, or if the Trustee, any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company (other than Indebtedness in the aggregate principal amount of less than $50,000,000) gives any notice or takes any other action with respect to a claimed Default, the Company shall deliver to the Trustee an Officers' Certificate specifying such Default, notice or other action within 5 Business Days of its occurrence.

              (c) The Company shall supply without cost to each Holder of the Securities, and file with the Trustee within l5 days after the Company is required to file the same with the Commission, copies of the annual reports and quarterly reports and of the information, documents and other reports which the Company may be required to file with the Commission pursuant to
Section 13(a), 13(c) or 15(d) of the Exchange Act.

              (d) If the Company is not required to file with the Commission such reports and other information referred to in
Section 1017(c), the Company shall furnish without cost to each Holder of the Securities and file with the Trustee (i) within 105 days after the end of each fiscal year, annual reports containing the information required to be contained in Items 1, 2, 3, 5, 6, 7, 8, 9, 10, 11, 12 and 13 of Form 10-K promulgated under the Exchange Act, or substantially the same information required to be contained in comparable items of any successor form, (ii) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form and (iii) promptly from the time after the occurrence of an event required to be therein reported, such other reports containing information required to be contained in Form 8-K promulgated under the Exchange Act, or substantially the same information required to be contained in any successor form. The Company shall also make such reports available to prospective purchasers of the Securities, securities analysts and broker-dealers upon their request.

              Section 1018.  Waiver of Certain Covenants.

              The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1007 through 1017 (other than Section 1011) if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

              Section 1019.  Calculation of Original Issue
Discount; Certain Information Concerning Tax Reporting.

              The Company will deliver to the Trustee, within 40 days of the date of original issuance of the Securities, an Officer's Certificate, setting forth (i) the amount of the original issue discount on the Securities, expressed as a U.S. Dollar amount per $1,000 of principal amount at final Maturity,
(ii) the yield to maturity for the Securities, and (iii) a table of the amount of the original issue discount on the Securities expressed as a U.S. Dollar amount per $1,000 of principal amount at final Maturity accrued for each day from the date of original issuance of the Securities to November 1, 1999.

         On or before December 15 of each year during which any Securities are Outstanding, the Company shall furnish to the Trustee such information as may be reasonably requested by the Trustee in order that the Trustee may prepare the information which it is required to report for each year on Internal Revenue Service Forms 1096 and 1099 pursuant to Section 6049 of the Internal Revenue Code of 1986, as amended. Such information shall include the amount of original issue discount includable in income for each $1,000 of principal amount at final Maturity of Outstanding Securities during such year.

                          ARTICLE ELEVEN

                     REDEMPTION OF SECURITIES

              Section 1101.  Right of Redemption.

              The Securities may be redeemed at the election of the Company, at any time, as a whole or in part subject to the conditions and at the Redemption Prices specified in the form of Security, together with accrued interest to the Redemption Date.

              Section 1102.  Applicability of Article.

              Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

              Section 1103.  Election to Redeem; Notice to
Trustee.

              The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by it (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the Accreted Amount and principal amount at final Maturity of Securities to be redeemed.

              Section 1104.  Selection by Trustee of Securities
to Be Redeemed.

              If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 60 days and not less than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, either pro rata, by lot or, by any other method the Trustee shall deem fair and reasonable, and the amounts to be redeemed may be equal to $1,000 at final Maturity or any integral multiple thereof.

              The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

              For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount at final Maturity of such Security which has been or is to be redeemed.

              Section ll05.  Notice of Redemption.

              Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 21 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

              All notices of redemption shall state:

              (a)  the Redemption Date;

              (b)  the Redemption Price;

              (c) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a Security to be redeemed in part, the principal amount at final Maturity) of the particular Securities to be redeemed;

              (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that (unless the Company shall default in payment of the Redemption Price) such Security shall cease to accrete in value or accrue interest, as the case may be, on and after said date;

              (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

              (f) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

              (g) the CUSIP number, if any, relating to such Securities; and

              (h) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, new Security or Securities in the aggregate principal amount at final Maturity equal to the unredeemed portion thereof will be issued.

              Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at its request, by the Trustee in the name and at the expense of the Company.

              Section 1106.  Deposit of Redemption Price.

              On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the applicable Redemption Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.

              Section 1107.  Securities Payable on Redemption
Date.

              Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to accrete in value or bear interest, as the case may be. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 307.

              If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, accrete in value or bear interest, as the case may be, from the Redemption Date at the rate borne by such Security.

              Section 1108.  Securities Redeemed in Part.

              Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount at final Maturity equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                          ARTICLE TWELVE

                     [INTENTIONALLY OMITTED]

                         ARTICLE THIRTEEN

                   SUBORDINATION OF SECURITIES

         Section 1301.  Securities Subordinate to Senior
Indebtedness.

         The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Securities and the payment of the principal of and premium, if any, and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Indebtedness (including any interest accruing after the occurrence of an Event of Default under Section 501(f) or (g)).

         This Article Thirteen shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders of Senior Indebtedness need not prove reliance on the subordination provisions hereof.

         Section 1302.  Payment Over of Proceeds Upon
Dissolution, etc.

         In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event:

           (1) the holders of all Senior Indebtedness shall be entitled to receive payment in full, in cash or cash equivalents, of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents, before the Holders of the Securities are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Securities; and

           (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article Thirteen, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities (except, so long as the effect of this parenthetical clause is not to cause the Securities to be treated in any case or proceeding or similar event described in Subsection (a), (b) or (c) of this Section 1302 as part of the same class of claims as the Senior Indebtedness or any class of claims on a parity with or senior to the Senior Indebtedness, for any such payment or distribution (x) authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Securities to the Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law, or
         (y) of securities that (A) are unsecured (except to the extent the Securities are secured), (B) have an Average Life to Stated Maturity and final maturity which are no shorter than the Average Life to Stated Maturity of the Securities or any securities issued to the holders of the Senior Indebtedness under the Bank Credit Agreement pursuant to a plan of reorganization or readjustment,
         (C) are subordinated, to at least the same extent as the Securities, to the payment of all Senior Indebtedness then outstanding and (D) are not guaranteed by any Subsidiary of the Company (except to the extent the Securities are so guaranteed)), shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their Representative or Representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium, if any, and interest on, and other amounts due or in connection with, the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full, in cash or cash equivalents, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

           (3) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any such payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, before all Senior Indebtedness is paid in full, in cash or cash equivalents, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, in cash or cash equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the corporation formed by such consolidation or into which the Company is merged or the corporation which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Eight.

         Section 1303.  No Payment When Specified Senior
Indebtedness in Default.

         (a) (i) In the event of and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Specified Senior Indebtedness beyond any applicable grace period with respect thereto, or (ii) in the event that any other event of default with respect to any Specified Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Specified Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or (b) in the event that any event of default (other than a default described in clause (a)) with respect to any Specified Senior Indebtedness shall have occurred and be continuing permitting the holders of such Specified Senior Indebtedness (or a trustee on behalf of such holders) to declare such Specified Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, then no payment shall be made by the Company on account of the principal of (or premium, if any) or interest on the Securities or on account of the purchase or redemption or other acquisition of Securities
(x) in case of any event of default described in subclause (i) of clause (a), or an event of default described in subclause (ii) of clause (a) resulting in an acceleration as specified in clause
(a), unless and until such payment event of default shall have been cured or waived or shall have ceased to exist or such acceleration shall have been rescinded or annulled or the holders of such Specified Senior Indebtedness or their agents have waived the benefits of this Section, or (y) in case of any event of default specified in clause (b), from the earlier of the date the Company or the Trustee receives written notice of such event of default (which notice requests that no such payment be made) from the agent with respect to any such event of default under the Bank Credit Agreement or any other Representative of a holder of Specified Senior Indebtedness with respect to any such event of default under such specified Senior Indebtedness until the earlier of (1) 179 days after such date and (2) the date, if any, on which the Specified Senior Indebtedness to which such event of default relates is discharged or such event of default is waived by the holders of such Specified Senior Indebtedness (including, if any Indebtedness under the Bank Credit Agreement is outstanding, lenders under the Bank Credit Agreement) or otherwise cured (provided that further written notice relating to the same or any other event of default specified in clause (b) above with respect to any Specified Senior Indebtedness received by the Company or the Trustee within 12 months after such receipt shall not be effective for purposes of this clause (y)).

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to the Company.

         The provisions of this Section shall not apply to any payment with respect to which Section 1302 would be applicable.

         Section 1304.  Payment Permitted if No Default.

         Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1302 or under the conditions described in Section 1303, from making payments at any time of principal of (and premium, if any) or interest on the Securities.

         Section 1305.  Subrogation to Rights of Holders of
Senior Indebtedness.

         Subject to the payment in full, in cash or cash equivalents, of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Indebtedness of the Company to the same extent as the Securities are subordinated and which is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

         Section 1306.  Provisions Solely to Define Relative
Rights.

         The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the express limitations set forth in Article Five and to the rights, if any, under this Article of the holders of Senior Indebtedness
(1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1302, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 1303, to prevent any payment prohibited by such Section.

         Section 1307.  Trustee to Effectuate Subordination.

         Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

         Section 1308.  No Waiver of Subordination Provisions.

         No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding;
(b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;
(c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

         Section 1309.  Notice to Trustee.

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

         Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of

Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         Section 1310. Reliance on Judicial Order or Certificate of Liquidating Agent.

         Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 602, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         Section 1311.  Rights of Trustee as a Holder of Senior
Indebtedness; Preservation of Trustee's Rights.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606.

         Section 1312.  Article Applicable to Paying Agents.

         In case at any time Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1311 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         Section 1313.  Rescission.

         The provisions of this Article Thirteen shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of any Senior Indebtedness is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

         Section 1314.  Application by Trustee of Assets
Deposited With It.

         Any cash or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with
Section 1401 shall be for the sole benefit of the Holders and shall not be subject to the subordination provisions of this Article Thirteen.

         Section 1315.  Trustee's Relation to Senior
Indebtedness.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Thirteen, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Article against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. The Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

                         ARTICLE FOURTEEN

                DEFEASANCE AND COVENANT DEFEASANCE

         Section 1401.  Option to Effect Defeasance or Covenant
Defeasance.

         The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either
Section 1402 or Section 1403 be applied to all Outstanding
Securities upon compliance with the conditions set forth below in this Article Fourteen.

         Section 1402.  Defeasance and Discharge.

         Upon the Company's exercise under Section l401 of the option applicable to this Section 1402, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1405 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture, including its obligations under the covenants contained in Article Thirteen (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to the Securities.

         Section 1403.  Covenant Defeasance.

         Upon the Company's exercise under Section 1401 of the option applicable to this Section 1403, the Company shall be released from its obligations under the covenants contained in Articles Eight and Thirteen and in Sections 1007 through 1017 with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed Outstanding for financial accounting purposes). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(c) or Section 501(h), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 1401 of the option applicable to Section 1403, Sections 501(c) through 501(h) (other than Sections 501(f) and (g)) shall not constitute Events of Default.

         Section 1404.  Conditions to Defeasance or Covenant
Defeasance.

         The following shall be the conditions to application of either Section 1402 or Section 1403 to the Outstanding
Securities:

              (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash in U.S. Dollars in an amount, or
         (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Securities on the Stated Maturity of such principal or installment of principal (and premium, if any) or interest and; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;

              (2) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that
         (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
         (y) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

              (3) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

              (4) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Subsection 501(f) or 501(g) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

              (5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

              (6)  In the case of an election under either
         Section 1402 or 1403, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 1402 or 1403 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

              (7)  The Company shall have delivered to the
         Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with as contemplated by this Section 1404.

         On and after the date the conditions set forth above are satisfied, the United States dollars or U.S. Government
Obligations so deposited shall not be subject to the rights of the holders of Senior Indebtedness pursuant to the provisions of Article Thirteen.

         Section 1405.  Deposited Money and U.S. Government
Obligations to Be Held in Trust; Other Miscellaneous Provisions.

         Subject to the provisions of the last paragraph of
Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this
Section 1405, the "Trustee") pursuant to Section 1404 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust are not subject to Article Thirteen.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

         Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 1404(l)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

         Section 1406.  Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 1402 or 1403, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1402 or 1403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1402 or 1403, as the case may be; provided, however, that, if the Company makes any payment of principal of (or premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                            * * * * *

         This Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                  PATHMARK STORES, INC.

                                  By: /s/ Anthony Cuti
                                     Title:

Attest: /s/

Title:

                                  NATIONSBANK of Georgia,
                                    National Association

                                  By: /s/ Elizabeth Tulley
                                     Title: Trust Officer

Attest:

Title:

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

         On the 26th day of October, 1993, before me personally came Elizabeth Tulley, to me known, who, being by me duly sworn, did depose and say that s/he resides at Atlanta Georgia; that s/he is Trust Officer of PATHMARK STORES, INC., one of the corporations described in and which executed the above instrument; that s/he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that s/he signed her/his name thereto pursuant to like authority.

                                       (NOTARIAL SEAL)



                                      /s/ Linda Corrigan
                                         -------------------------
                                          Notary Public

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

         On the 26th day of October, 1993, before me personally came Anthony Cuti, to me known, who, being duly sworn, did depose and say that s/he resides at Saddle River, New Jersey; that s/he is President of NATIONSBANK of Georgia, National Association, one of the corporations described in and which executed the above instrument; that s/he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that s/he signed her/his name thereto pursuant to like authority.

                                       (NOTARIAL SEAL)




                                      /s/ Linda Corrigan
                                         -------------------------
                                          Notary Public

                                                        Schedule I

                                                   PATHMARK STORES, INC.

                                                CERTAIN EXISTING INDEBTEDNESS
                                                -----------------------------

                                                                                                (000's OMITTED)

                INDUSTRIAL REVENUE BONDS
                        (See details on page 2)                                                       $ 6,375

                OTHER DEBT (PRIMARILY MORTGAGES)
                        (See details on page 2)                                                        41,804
                                                                                                      -------

                                                                                                      $48,179
                                                                                                      =======

                Holdings Intercompany Note related to the Holdings Subordinated Notes in an aggregate principal amount equal to or less than $3,361,000.

                Holdings Intercompany Note related to the 13-1/8 Junior Subordinated Discount Debentures due 2003 of
                Holdings in an aggregate principal amount equal to or less than $1,800,000.



                                                                  S-I-1

                                                          Schedule I (cont'd)
                                                         PATHMARK STORES, INC.

                                                     CERTAIN EXISTING INDEBTEDNESS
                                                     -----------------------------
                                                    INTEREST    MATURITY     BALANCE
              INDEBTEDNESS                            RATE        DATE     (IN THOUSANDS)
        ------------------------                    --------    --------   --------------

        Massachusetts Mutual Life                     9.0%      1999                 $  243
            Insurance Company
        1295 State Street
        Springfield, MA 01101
        Re:  Madison Stuart Properties

        John Hancock Mutual Life                     7.0        1994                  1,207
            Insurnace Company
        200 Berkley Street
        Boston, MA  02117
        Re:  Bridge Stuart Properties


        Massachusetts Mutual Life                    7.0-9.0    1993-99                480
            Insurance Company
        1295 State Street
        Springfield, MA  01101
        Re:  Pennsylvania Stuart Properties

        Connecticut General Life                     10.2-10.4  1997-99               855
            Insurance Company
        Hartford, CT  06115
        Re:  Jersey Stuart Properties

        Prudential Insurance Company                 10.5        1998               37,278
            of America
        10 Rockefeller Center, 15th Fl.
        New York, NY
        Re:  SGC Mortgaged Properties


        Delaware Economic Development                10.875       2003               3,000
            Authority
        c/o Philadelphia National Bank
        P.O. Box 7010
        Philadelphia, PA
        Re:  Lancaster Pike IRB

        Industrial Revenue Bonds                     10.6         2003               3,375
        c/o Philadelphia National Bank
        P.O. Box 7918
        Philadelphia, PA
        Re:  Schillington IRB

        Jacqueline Nallitt                           11.0        1999                  276
        1688 Victory Blvd.
        Staten Island, NY
        Re:  Forrest Ave. Mall Store

        Mt. Vernon Urban Renewal Agency               8.0        1995                    670
        9 South First Ave., 9th Fl.
        Mt. Vernon, NY  10550
        Re:  Mt. Vernon Development

        AFCO                                          5.5         1994                    795
        900 Lanidex Plaza
        Parsippany, NJ  07054
        Re:  Insurance Policy Premium                                                  ______
            LONG TERM DEBT                                                            $48,179
                                                                                      =======

                                                                 S-I-2

                                                               Schedule I
                                                         PATHMARK STORES, INC.

                                                        CERTAIN EXISTING LIENS
                                                        ----------------------


                The Indebtedness listed hereon is secured only by mortgages on the properties listed opposite such
        Indebtedness.
                                                                         INTEREST          MATURITY          BALANCE
               INDEBTEDNESS                   PROPERTY                     RATE              DATE        (IN THOUSANDS)
        --------------------------     -------------------------         --------          --------      --------------


        Massachusetts Mutual Life         Pathmark of Hamilton             9.0%             1999            $  243
          Insurance Company               2735 S. Broad Street
        1295 State Street                 Hamilton Township, NJ 08610
        Springfield, MA  01101
        Re:  Madison Stuart Properties


        John Hancock Mutual Life          Pathmark of Inwood               7.0%             1994               362
          Insurance Company               410 W. 207th Street
        200 Berkley Street                New York, NY  10034
        Boston, MA  02117
        Re:  Bridge Stuart Properties     Pathmark & Rickel of                                                 511
                                            Edgewater Park
                                          2110 Rt. 130 & Wood Lane Rd.
                                          Beverly, NJ  08010


                                          Pathmark of Ivy Hill                                                .344
                                          1331 Ivy Hill Road
                                          Springfield Township
                                          Philadelphia, PA  19150

        Massachusetts Mutual Life         Former Pathmark of Whitaker       7.0-9.0         1993-99          394
          Insurance Company               5520 Whitaker Avenue
        1295 State Street                 Philadelphia, PA  19124
        Springfield, MA  01101
        Re:  Pennsylvania Stuart          Franklin Township Gas
              Properties                  673 Somerset Street
                                          Somerset, NJ  08873

                                          Paramus Gas                                                         34
                                          639 Route 17 South
                                          Paramus, NJ  07652

                                          Fairless Hills Gas                                                  28
                                          Route 1 and Atlantic Ave.
                                          Fairless Hills, PA 19030

        Connecticut General Life          Pathmark of Belmont                10.2-10.4      1997-99          855
          Insurance Company               115 Belmont Avenue
        Hartford, CT  06115               Belleville, NJ  07109
        Re:  Jersey Stuart
              Properties
        Prudential Insurance Company      Pathmark of Upper Darby            10.5            1998          1,710
          of America                      421 S. 69th Street
        10 Rockefeller Center,            Upper Darby, PA  19082
          15th Fl.
        New York, NY
        Re:  SGC Mortgaged Properties     Pathmark & Rickel of                                             4,355
                                            Glenolden
                                          140 N. McDade Blvd.
                                          Glenolden, PA  19036

                                          Pathmark & Rickel of                                             3,078
                                            Shillington
                                          243A W. Lancaster Avenue
                                          Shillington, PA  19607

                                                               S-I-3


                                                                             INTEREST          MATURITY          BALANCE
                   INDEBTEDNESS                   PROPERTY                     RATE              DATE        (IN THOUSANDS)
            --------------------------     -------------------------         --------          --------      --------------

        Prudential Insurance Company      Pathmark of Willow Grove                                               4,450
        of America (continued)            2545 Moreland Road
                                          Willow Grove, PA 19090

                                          Pathmark of Lancaster Pike                                             2,018
                                          3901 Lancaster Pike
                                          Wilmington, DE 19805

                                          Pathmark & Rickel of East                                              9,633
                                            Brunswick
                                          50 Race Track Road
                                          East Brunswick, NJ  08615

                                          Rickel of Forrest Avenue                                               3,135
                                          1520 Forrest Avenue
                                          Staten Island, NY  10302

                                          Rickel of Johnson City                                                 2,337
                                          540 Harry L. Drive
                                          Johnson City, NY  13790

                                          Pathmark Drug of Danbury                 10.5            1996          2,200
                                          100 Danbury - Newtown Road
                                          Danbury, CT  06810

                                          Purity Supreme Store                                                   3,762
                                          3375 Berlin Turnpike
                                          Newington, CT  06111

        Jacqueline Nallitt                Pathmark of Forrest                      11.0            1999            276
        1688 Victory Blvd.                  Avenue
        Staten Island, NY                 1351 Forrest Avenue
        Re:  Forrest Ave. Mall Store      Staten Island, NY  10302

        Mt. Vernon Urban Renewal Agency   Pathmark Development                      8.0            1995           670
        9 South First Ave., 9th Fl.       One Pathmark Plaza
        Mt. Vernon, NY  10550             Mt. Vernon, NY  10550
        Re:  Mt. Vernon Development

                                                                                                                  _______

                                                                                                                  $41,009
                                                                                                                  =======


                                                               S-I-4

                                                    APPENDIX A

                 [Form of Intercompany Agreement]

        [Indebtedness of the Company or any Majority-owned Subsidiary to any one or the other of them will qualify as Permitted Indebtedness if, and only if, such
        Indebtedness is made pursuant to and is evidenced
           by an agreement in the form of a promissory
           note in substantially the form as follows:]

$                                                   , 19

         Evidences of all loans or advances ("Loans") hereunder shall be reflected on the grid attached hereto. FOR VALUE
RECEIVED,               , a               corporation (the
"Maker"), HEREBY PROMISES TO PAY ON DEMAND to the order of
              (the "Holder") the principal sum of the aggregate unpaid principal amount of all Loans (plus accrued interest thereon) at any time and from time to time made hereunder.

         All capitalized terms used herein that are defined in, or by reference in, the Indenture between Pathmark Stores, Inc.
and                                        , trustee, dated as of
       , 1993 (the "Indenture"), have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined.

                            ARTICLE I

                    TERMS OF INTERCOMPANY NOTE

         Section 1.01.  Not Forgivable.  Unless the Maker of the
Loan hereunder is the Company, the Holder may not forgive any amounts owing under this Intercompany Note.

         Section 1.02. Interest; Prepayment. (a) The interest rate ("Interest Rate") on any Loan shall be a rate per annum reflected on the grid attached hereto.

         (b) The interest, if any, payable on each of the Loans shall accrue from the date such Loan is made and shall be payable upon demand of the Holder.

         (c) If the principal or accrued interest, if any, on the Loans is not paid on the date demand is made, interest on the unpaid principal and interest will accrue at a rate equal to the Interest Rate, if any, plus 1% per annum from maturity until the principal and interest on such Loans are fully paid.

         (d) Any amounts owed hereunder may be prepaid at any time by the Maker.

         Section 1.03. Subordination. All Loans made to the Company shall be subordinated in right of payment to the payment and performance of the obligations of the Company and any Subsidiary under the Indenture, the Securities, and any other Indebtedness ranking senior to or pari passu with the Securities, including, without limitation, any Senior Indebtedness; provided that, with respect to a Subsidiary in any specific instance, such Subsidiary is also an obligor under the Indenture, the Securities or such other senior or pari passu Indebtedness, as the case may be, whether as a borrower, guarantor or pledgor of collateral.

                            ARTICLE II

                        EVENTS OF DEFAULT

         Section 2.01. Events of Default. If, after the date of issuance of this Loan an Event of Default has occurred under the Indenture, then (x) in the event the Maker is not the Company and not a Subsidiary that is also an obligor under the Indenture or the Securities (in the case where the Holder is not the Company), all amounts owing under the Loans hereunder shall be immediately due and payable (whether or not demand has been made) to the Holder, (y) in the event the Maker is the Company, the amounts owing under the Loans hereunder shall not be payable and (z) in the event the Maker is a Subsidiary that is also an obligor under the Indenture or the Securities and the Holder is not the Company or another Subsidiary that is also an obligor under the Indenture or the Securities, the amounts owing under the Loans hereunder shall not be due and payable; provided, however, that, if such Event of Default or acceleration has been waived, cured or rescinded, such amounts shall no longer be due and payable in the case of clause (x), and such amounts may be paid in the case of clauses (y) and (z). If the Holder is a Subsidiary, then the Holder hereby agrees that if it receives any payments or distributions on any Loan from the Company, or from a Subsidiary that is also an obligor under the Indenture or the Securities, which payments or distributions, pursuant to clause (y) or (z) of the prior sentence, are not payable after any Event of Default has occurred, is continuing and has not been waived, cured or rescinded, such Holder will pay over and deliver forthwith to the Company or such Subsidiary, as, the case may be, all such payments and distributions.

                           ARTICLE III

                          MISCELLANEOUS

         Section 3.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, or consent to depart therefrom is permitted at any time for any reason, except with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities.

         Section 3.02.  Assignment.  No party to this Agreement
may assign, in whole or in part, any of its rights and obligations under this Agreement, except to its legal successor-in-interest.

         Section 3.03. Third Party Beneficiaries. The Holders of the Securities or any other Indebtedness ranking pari passu with, or senior to, the Securities including, without limitation, any Senior Indebtedness, shall be third party beneficiaries to this Agreement and shall have the right to enforce this Agreement against the Company and the Subsidiaries.

         Section 3.04.  Headings.  Article and Section headings
in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 3.05.  Entire Agreement.  This Agreement sets
forth the entire agreement of the parties with respect to its subject matter and supersedes all previous understandings, written or oral, in respect thereof.

         Section 3.06.  GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK.

         Section 3.07.  Waivers.  The Maker hereby waives
presentment, demand for payment, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement hereof.

                                   By:

                               GRID

                Amount         Interest Rate
Date of           of              on the             Notation
Advance         Advance          Advance              Made By

                                                       Appendix B-1

               [Form of Holdings Intercompany Note]

                         PROMISSORY NOTE

U.S. $                         Dated as of:               , 1993

         FOR VALUE RECEIVED, the undersigned, Pathmark Stores Inc. (the "Borrower"), HEREBY PROMISES TO PAY to the order of Supermarkets General Holdings Corporation (the "Lender") the principal sum of
United States Dollars (U.S. $              ) at the times and in the
amounts provided for the payment of principal thereof or thereunder (and any premiums) in the Indenture dated as of May 1, 1992 by and between the Lender and Wilmington Trust Company, Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of October 5, 1993 between the Lender and the Trustee and the 11-5/8% Subordinated Notes due 2002 issued thereunder (such Indenture and Notes, as supplemented, amended, modified or waived from time to time in accordance with the terms thereof being the "Lender Indenture" and "Lender Subordinated
Notes", respectively), together with interest on such principal sum from the date hereof at the times and in the amounts provided in the Lender Indenture and the Lender Subordinated Notes for the payment of interest thereunder.

         Indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of (i) all Senior Indebtedness (as defined in the Indenture dated as of October 26, 1993 by and between the Borrower and Wilmington Trust Company, Trustee with respect to the 11-5/8% Subordinated Notes due 2002 (the "Borrower Indenture"), (ii) the Borrower's 11-5/8% Subordinated Notes due 2002 (the "Borrower Subordinated Notes")),
(iii) the Subordinated Debentures and the Deferred Coupon Notes (as defined in the Borrower Indenture) and (iv) all other Indebtedness (as defined in the Borrower Indenture) of the Borrower, whether outstanding on the date of the Borrower Indenture or thereafter created, incurred, assumed or guaranteed to the same extent as the Borrower Subordinated Notes are subordinated to Senior Indebtedness (as defined in the Borrower Indenture) of the Borrower under the Borrower Indenture. For purposes of this provision, Article Thirteen and other relevant provisions of the Borrower Indenture are hereby incorporated by reference in this Note with appropriate modifications to the extent required by the terms hereof to effectuate such subordination.

         The Borrower shall make each payment under this Note not later than 12:00 noon (Eastern Standard time) on the day when due in lawful money of the United States of America (in freely transferable United States dollars) to the Lender at its address c/o Merrill Lynch Capital Partners, Inc., 767 Fifth Avenue, 48th Floor, New York, New York 10153, Attention: Stephen M. McLean, or at such other address of which the Lender may give the Borrower written notice from time to time, in same day funds.
Computations of interest shall be made by the Lender in accordance with the terms and conditions contained in the Lender Indenture and the Lender Subordinated Notes.

         This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized representative as of the day and year first above written.

                             PATHMARK STORES, INC.

                             By
                               Name:
                               Title:

                               Address:  301 Blair Road
                                         Woodbridge, NJ 07095

8283e                         B-1-2

                                                       Appendix B-2

               [Form of Holdings Intercompany Note]

                         PROMISSORY NOTE

U.S. $                         Dated as of:               , 1993

         FOR VALUE RECEIVED, the undersigned, Pathmark Stores, Inc. (the "Borrower"), HEREBY PROMISES TO PAY to the order of Supermarkets General Holdings Corporation (the "Lender") the principal sum of
United States Dollars (U.S. $              ) at the times and
amounts provided for the payment of principal thereof or thereunder (and any premiums) in the Indenture dated as of May 25, 1987 by and between the Lender and Wilmington Trust Company, Trustee (the "Trustee"), as amended and restated as of May 15, 1992 and as supplemented as of June 15, 1992 and the 12-5/8% Subordinated Debentures due 2002 issued thereunder (such Indenture and Notes, as supplemented, amended, modified or waived from time to time in accordance with the terms thereof being the "Lender Indenture" and "Lender Subordinated Debentures", respectively), together with interest on such principal sum from the date hereof at the times and in the amounts provided in the Lender Indenture and the Lender Subordinated Debentures for the payment of interest thereunder.

         Indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of (i) all Senior Indebtedness (as defined in the Indenture dated as of October 5, 1993 by and between the Borrower and Wilmington Trust Company, Trustee with respect to the 12-5/8% Subordinated Debentures due 2002 (the "Borrower Indenture"), (ii) the Borrower's 12-5/8% Subordinated Debentures due 2002 (the "Borrower Subordinated Notes")), (iii) the Subordinated Notes and the Deferred Coupon Notes (as defined in the Borrower Indenture) and (iv) all other Indebtedness (as defined in the Borrower Indenture) of the Borrower, whether outstanding on the date of the Borrower Indenture or thereafter created, incurred, assumed or guaranteed to the same extent as the Borrower Subordinated Notes are subordinated to Senior Indebtedness (as defined in the Borrower Indenture) of the Borrower under the Borrower Indenture. For purposes of this provision, Article Thirteen and other relevant provisions of the Borrower Indenture are hereby incorporated by reference in this Note with appropriate modifications to the extent required by the terms hereof to effectuate such subordination.

         The Borrower shall make each payment under this Note not later than 12:00 noon (Eastern Standard time) on the day when due in lawful money of the United States of America (in freely transferable United States dollars) to the Lender at its address c/o Merrill Lynch Capital Partners, Inc., 767 Fifth Avenue, 48th Floor, New York, New York 10153, Attention: Stephen M. McLean, or at such other address of which the Lender may give the Borrower written notice from time to time, in same day funds.
Computations of interest shall be made by the Lender in accordance with the terms and conditions contained in the Lender Indenture and the Lender Subordinated Notes.

         This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized representative as of the day and year first above written.

                             PATHMARK STORES, INC.

                             By
                               Name:
                               Title:

                               Address:  301 Blair Road
                                         Woodbridge, NJ 07095

8283e                        B-2-2